UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
____________________________

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Berkeley Lights, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 15, 2022
To Stockholders of Berkeley Lights, Inc.:
Our 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) will be held on Thursday, May 26, 2022 at 1:30 p.m. PDT. The 2022 Annual Meeting will be conducted exclusively online via a live webcast. You will be able to attend the meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/BLI2022. Because the meeting is completely virtual and being conducted via the Internet, stockholders will not be able to attend the meeting in person. The attached notice and proxy statement describe the formal business to be transacted at the meeting.
Whether or not you attend the virtual 2022 Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via regular mail, online or by telephone. The 2022 Annual Meeting is being held so that stockholders may consider;

Proposal 1: the election of Class II directors,

Proposal 2: the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and

Proposal 3: an advisory vote on the frequency of future advisory votes to approve the compensation paid to our named executive officers.

Our board of directors determined that the matters to be considered at the 2022 Annual Meeting are in the best interests of us and our stockholders and unanimously recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 of the accompanying proxy statement, FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 in Proposal 2 and for a frequency of 1 YEAR for future advisory votes to approve the compensation paid to the Company’s named executive officers in Proposal 3. Information about the matters to be acted upon at the 2022 Annual Meeting is contained in the accompanying proxy statement.
On behalf of the board of directors and the officers and employees of Berkeley Lights, Inc., I would like to take this opportunity to thank our stockholders for their continued support.

Sincerely,
Siddhartha Kadia, Ph.D.
Chief Executive Officer and Director

Berkeley Lights, Inc.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Notice is hereby given that our 2022 Annual Meeting of Stockholders (“2022 Annual Meeting”) will be held virtually via live webcast on the Internet on Thursday, May 26, 2022 at 1:30 p.m. PDT for the following purposes:
1.Election of Class II directors;
2.Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;
3.An advisory vote on the frequency of future advisory votes to approve the compensation paid to our named executive officers; and
4.To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
These proposals are more fully described in the Proxy Statement following this Notice.
Our board of directors recommends that you vote (i) FOR the election of the respective nominees for Class II directors named in the Proxy Statement to serve as directors of the Company; (ii) FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and (iii) for a frequency of 1 YEAR for future advisory votes to approve the compensation paid to the Company's named executive officers. You will be able to attend the meeting, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/BLI2022.
Our board of directors has fixed the close of business on March 31, 2022 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the 2022 Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the 2022 Annual Meeting.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the 2022 Annual Meeting, we urge you to submit your vote via regular mail, online or via telephone as soon as possible to ensure your shares are represented. For additional instructions for each of these voting options, please refer to the proxy card. We encourage you to vote by internet or telephone. It is convenient, conserves paper and saves the Company postage and other costs. Returning the proxy does not deprive you of your right to attend the 2022 Annual Meeting and to vote your shares at the 2022 Annual Meeting. The Proxy Statement explains proxy voting and the matters to be voted on in more detail.
Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual Meeting to Be Held on May 26, 2022. Our proxy materials, including the Proxy Statement and Annual Report to Stockholders, are being made available on or about April 15, 2022 on our website at https://investors.berkeleylights.com in the Financial Information/SEC Filings section of our Investors web page, as well at the following website: www.proxyvote.com. We are providing access to our proxy materials over the Internet under the rules adopted by the U.S. Securities and Exchange Commission.

By order of the board of directors,
Siddhartha Kadia, Ph.D.
Chief Executive Officer and Director
April 15, 2022
Your vote is important. To vote your shares, please follow the instructions on your proxy card, which is being mailed to you on or about April 15, 2022.

BERKELEY LIGHTS, INC.
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 26, 2022
IMPORTANT INFORMATION REGARDING DELIVERY OF PROXY MATERIALS
The Securities and Exchange Commission has adopted rules regarding how companies must provide proxy materials to their stockholders. These rules are often referred to as “notice and access,” under which a company may select either of the following options for making proxy materials available to its stockholders:
•the full set delivery option; or
•the notice only option.
In connection with our 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), we have elected to use the full set delivery option.
Full Set Delivery Option
Under the full set delivery option, a company delivers all proxy materials to its stockholders by mail as it would have done prior to the change in the rules. In addition to delivery of proxy materials to stockholders, the company must post all proxy materials on a publicly-accessible website and provide information to stockholders about how to access the website.
ABOUT THE MEETING
Our 2022 Annual Meeting will be held on Thursday, May 26, 2022, at 1:30 p.m. PDT. This year’s annual meeting will be a virtual meeting via live webcast on the Internet. You will be able to attend the 2022 Annual Meeting, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/BLI2022. In order to vote or submit a question during the 2022 Annual Meeting, you will need to follow the instructions posted at www.proxyvote.com and will need the control number included on your proxy card. If you do not have a control number, you will be able to listen to the meeting only. You will not be able to vote or submit your questions during the meeting.
Why am I receiving these materials?
Our board of directors is providing these proxy materials to you in connection with the solicitation by our board of directors of proxies for use at our 2022 Annual Meeting, which will take place on May 26, 2022. Stockholders are invited to attend the 2022 Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.
All stockholders will have the ability to access the proxy materials via the Internet, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), as filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2022. The proxy card includes information on how to access the proxy materials, how to submit your vote over the Internet, by phone or how to request a paper copy of the proxy materials. This Proxy Statement and the Annual Report are available at www.proxyvote.com.
What is the purpose of the 2022 Annual Meeting?
At our 2022 Annual Meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, consisting of 1) the election of Class II directors; 2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; 3) an advisory vote on the frequency of future advisory votes to approve the compensation paid to our named executive officers; and 4) any other matters that properly come before the meeting.
Who is entitled to vote at the 2022 Annual Meeting?
Only holders of our common stock as of the close of business on March 31, 2022, the record date, are entitled to receive notice of and to vote at the 2022 Annual Meeting. In deciding all matters at the 2022 Annual Meeting, each stockholder will be entitled to one vote for each share of our common stock owned as of the record date. We do not have cumulative voting rights for the election of directors. As of the record date, there were 67,820,192 shares of our common stock outstanding and entitled to vote. We do not have any outstanding shares of preferred stock. A list of stockholders entitled to vote at the meeting will be available for examination during the meeting to any stockholder for any purpose germane to the meeting.
If, at the close of business on March 31, 2022, your shares of common stock were registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote online at the 2022 Annual Meeting or vote by proxy by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card.
If your shares of common stock are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of those shares and you have the right to instruct your broker, bank or other nominee, who is considered the stockholder of record for the purposes of voting at the 2022 Annual Meeting, on how to vote the shares in your account. Your broker, bank or nominee will send you a voting instruction form for you to use to direct how your shares should be voted.
Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for any matter that the SEC determines to be a “significant matter” without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker holds your common stock in “street name,” your broker is not entitled to vote your shares on “non-routine” proposals (i.e., of the proposals to be considered at the 2022 Annual Meeting, the election of directors) without your instructions and will only vote your shares on such proposals if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement. Broker “non-votes” are not included in the tabulation of voting results for “non-routine” proposals for purposes of determining whether such proposals have been approved.
What constitutes a quorum?
The presence at the meeting or representation by proxy of the holders of common stock representing a majority of the voting power of the issued and outstanding shares of stock on the record date will constitute a quorum, permitting the meeting to conduct its business. Virtual attendance at our 2022 Annual Meeting constitutes presence in person for purposes of a quorum at the meeting. Each of (a) the shares held by each stockholder who properly submits a proxy, (b) the shares represented by broker non-votes that are present in person or represented by proxy and entitled to vote at the 2022 Annual Meeting and (c) the votes to ABSTAIN will be counted for purposes of determining the presence of a quorum at the 2022 Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum. If less than a majority of the combined voting power of the outstanding shares of common stock is represented at the 2022 Annual Meeting, a majority of the shares so represented may adjourn the 2022 Annual Meeting from time to time without further notice.

What vote is required to approve each item?
For the Election of Class II Directors. For purposes of electing directors at the 2022 Annual Meeting, directors shall be elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “for” their election are elected). With respect to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.
For the Ratification of Independent Registered Public Accounting Firm. The affirmative vote of the majority in voting power of the votes cast (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal) is required for the ratification of the appointment of KPMG LLP and approval of any other matter that may be submitted to a vote of our stockholders. You may vote “for,” “against” or “abstain” from voting on this proposal. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.
For the Approval of the Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation paid to our Named Executive Officers. The affirmative vote of holders of a majority of the voting power of the shares of stock present or represented by proxy and entitled to vote on the matter is required for the approval.
For the Approval of any Other Matter that may be Submitted to a Vote of our Stockholders. The affirmative vote of holders of a majority of the voting power of the shares of stock present or represented by proxy and entitled to vote on any other matter that may be submitted to a vote of our stockholders.
The inspector of election for the 2022 Annual Meeting shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies and shall count and tabulate ballots and votes and determine the results thereof.
What are the Board of Directors’ recommendations?
As more fully discussed under the section titled “Matters to Come Before the 2022 Annual Meeting,” our board of directors recommends a vote; FOR the election of the respective nominees for the Class II directors named in this proxy statement; FOR the ratification of the appointment of KPMG LLP; and for a frequency of one (1) year for future advisory votes to approve the compensation paid to the Company's named executive officers.
Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth below) will be voted (1) FOR the election of the respective nominees for director named in this proxy statement; (2) FOR the ratification of the appointment of KPMG LLP; (3) for a frequency of 1 YEAR for future advisory votes to approve compensation paid to the Company's named executive officers; and (4) in accordance with the recommendation of our board of directors, FOR or AGAINST all other matters as may properly come before the 2022 Annual Meeting. In the event a stockholder specifies a different choice by means of the enclosed proxy, such shares will be voted in accordance with the specification made. In the event a stockholder specifies a different choice by means of the enclosed proxy card, such shares will be voted in accordance with the specification made.
How do I vote?
You may vote by following the instructions set forth in your proxy card or, if you are a street name holder (that is, if you hold your shares through a bank, broker or other holder of record), you must vote in accordance with the voting instruction form provided by your bank, broker or other holder of record. You may access the proxy materials and our annual report to stockholders at www.proxyvote.com. If you are a street name holder, the availability of telephone or internet voting will depend upon your bank’s, broker’s or other holder of record’s voting process.
Can I change my vote after I return my proxy card?
Yes. The giving of a proxy does not eliminate the right to vote at the 2022 Annual Meeting should any stockholder giving the proxy so desire. Stockholders have an unconditional right to revoke their proxy at any time prior to the exercise of that proxy, by voting at the 2022 Annual Meeting, by filing a written revocation or duly executed proxy bearing a later date with our Secretary at our headquarters. Note that if your shares of our common stock are held in street name through a broker, bank, or other nominee, you should contact the record holder of your shares regarding how to revoke your proxy or change your vote.
How do I attend the virtual 2022 Annual Meeting?
The 2022 Annual Meeting will be held entirely online due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees and stockholders. Stockholders as of March 31, 2022 will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/BLI2022. To join the 2022 Annual Meeting, you will need to have your control number which is included on your proxy card.
Even if you plan to attend the 2022 Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the 2022 Annual Meeting.
Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the 2022 Annual Meeting will begin promptly at 1:30 p.m., PDT. Online access to the audio webcast will open approximately 15 minutes prior to the start of the 2022 Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.
Log in Instructions. To attend the online 2022 Annual Meeting, log in at www.virtualshareholdermeeting.com/BLI2022. Stockholders will need their unique control number which appears on the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than May 26, 2022, at least 30 minutes prior to the start of the meeting, so that you can be provided with a control number and gain access to the meeting.
Submitting Questions at the Virtual Annual Meeting. The Company will address questions submitted by Stockholders during the 2022 Annual Meeting, which may be submitted in writing during the meeting at www.virtualshareholdermeeting.com/BLI2022. Stockholders will need their unique control number which appears on the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.
At our 2022 Annual Meeting, we will not hold a live question and answer session.
The Annual Meeting’s Rules of Conduct will be posted on the Investor sections of the Company's website approximately two weeks prior to the day of the 2022 Annual Meeting.
Technical Assistance. Beginning 10 minutes prior to the start of and during the virtual 2022 Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.
Who pays for costs relating to the proxy materials and annual meeting of stockholders?
The costs of preparing, assembling and mailing the proxy materials, along with the cost of posting the proxy materials on a website, are to be borne by us. In addition to the use of mail, our directors, officers and employees may solicit proxies personally and by telephone, facsimile and other electronic means. They will receive no compensation in addition to their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. We may reimburse these persons for their expenses in so doing. The costs of holding the 2022 Annual Meeting will also be borne by us.
Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Berkeley Lights, Inc. or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, we will deliver only one copy of our annual report to stockholders and this proxy statement to multiple stockholders who share the same address (if they appear to be members of the same family) unless we have received contrary instructions from an affected stockholder. Stockholders who participate in householding will continue to receive separate proxy cards if they received a paper copy of proxy materials in the mail. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the proxy materials and annual report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s proxy materials and annual report, you may contact us as follows:
Berkeley Lights, Inc.
Attn: Secretary
5858 Horton Street, Suite 320
Emeryville, CA 94608
(510) 858-2855
Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.
How can I find out the results of the voting at the 2022 Annual Meeting?
Preliminary voting results will be announced at the 2022 Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2022 Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Independence
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors within one year of the completion of an offering. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members and compensation committee members must also satisfy the independence criteria set forth in Rule 10A-3 and Rule 10C-1, respectively, under the Exchange Act. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the board of directors must affirmatively determine that each member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of our directors, other than Drs. Hobbs, Kadia (as of his appointment as Chief Executive Officer in March 2022) and Rothman, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is "independent" as that term is defined under the applicable rules and regulations of the listing requirements and rules of the Nasdaq Global Select Market. Drs. Hobbs and Kadia (as of his appointment as Chief Executive Officer in March 2022) are not considered independent because they are employees of Berkeley Lights. Dr. Hobbs resigned from the Board in March 2022 in connection with Dr Kadia's appointment as Chief Executive Officer. Dr. Rothman is not considered independent because he received compensation in excess of $120,000 during each of the preceding three years pursuant to our strategic/scientific advisor consulting agreement with him.
In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” There are no family relationships among any of our executive officers or directors.

Section 301.3 and 301.4 of the California Corporations Code
Because our principal executive office is located in California, we must comply with Section 301.3 and 301.4 of the California Corporations Code which provides that a publicly held corporation, as defined in Section 301.3, that has its principal executive offices in California must have at least one female director by the close of 2020, and may be required to have as many as three female directors by the close of 2021, depending on the authorized number of directors. Section 301.4 provides that a publicly held corporation, as defined in the California Corporations Code, that has its principal executive offices in California must have had at least one director from an underrepresented community, as defined in Section 301.4, by the close of 2021, and may be required to have as many as three directors from underrepresented communities by the close of 2022, depending on the authorized number of directors. Failure to comply with either Section 301.3 or 301.4 can lead to the imposition of fines. We were in compliance with both of Sections 301.3 and 301.4 for 2021. Subsequent to December 31, 2021, Section 301.4 of the California Corporations Code was found to be unconstitutional by the Los Angeles County Superior Court in California.
Board of Directors Leadership Structure
Our board of directors is currently chaired by Greg Lucier. As a general policy, our board of directors believes that separation of the positions of chairperson of our board of directors and Chief Executive Officer reinforces the independence of our board of directors from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our board of directors as a whole. As such, Siddhartha Kadia serves as our Chief Executive Officer while Greg Lucier serves as the executive chairperson of our board of directors but is not an officer. We currently expect and intend the positions of executive chairperson (or chairperson) of our board of directors and Chief Executive Officer to continue to be held by separate individuals in the future.
Role of Board of Directors in Risk Oversight
Our board of directors has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our board of directors is responsible for general oversight of risks and regular review of information regarding our risks, including litigation risks and operational risks. The compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The audit committee is responsible for overseeing the management of risks relating to accounting matters and financial reporting. The nominating and corporate governance committee is responsible for overseeing the management of risks associated with the independence of our board of directors and potential conflicts of interest. Although each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire board of directors is regularly informed through discussions from committee members about such risks. Our board of directors believes its administration of its risk oversight function has not negatively affected the board of directors’ leadership structure.
Board of Directors and Committee Meetings
During 2021, our board of directors held four meetings (including regularly scheduled and special meetings), conducted periodic update calls, and acted by written consent on seven occasions, and each director attended at least 75% of the aggregate of (i) the total number of meetings of our board of directors held during the period for which he or she served as a director and (ii) the total number of meetings held by all committees of our board of directors on which he or she served during the periods that he or she served. It is the policy of our board of directors to regularly have separate meeting times for independent directors without management. Although we do not have a formal policy regarding attendance by members of our board of directors at annual meetings of stockholders, we encourage, but do not require, our directors to attend.
Board of Directors Committees
Our board of directors has three standing committees: the audit committee; the compensation committee; and the nominating and corporate governance committee. Each committee is governed by a written charter approved by our board of directors and which satisfies the applicable rules of the SEC and the listing standards of Nasdaq and is available on our website at https://investors.berkeleylights.com/ in the “Corporate Governance” section of our Investors webpage. We intend to post any amendments to the charters for each committee on the same website. We believe that the composition of these committees meets the applicable criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act of 2002, the Nasdaq rules and SEC rules and regulations. We intend to continue to comply with Nasdaq requirements with respect to committee composition of independent directors. Each committee has the composition and responsibilities described below.
Audit Committee
Our audit committee consists of Ms. Nelson, Ms. Boyce and Mr. Chiminski. The chair of our audit committee is Ms. Nelson. Our board of directors has determined that all of our audit committee members are “audit committee financial experts” as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the listing standards of the Nasdaq Global Select Market. Following our 2022 Annual Meeting, and the cessation of Ms. Boyce's term, our audit committee will consist of Ms. Nelson, Mr. Chiminski, and Mr. Lucier, and Ms. Nelson will continue to serve as the chair of our audit committee. At certain times during 2021, Dr. Kadia and Mr. Marks also served as members of our audit committee. Our board of directors has also determined that each member of our audit committee, including Mr. Lucier, who will join our audit committee following the 2022 Annual Meeting, can read and understand fundamental financial statements in accordance with applicable requirements, and that each member of our audit committee satisfy the independence standards for audit committee membership established by applicable rules of the SEC and the listing standards of the Nasdaq Global Select Market. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their experience in the corporate finance sector. During 2021, our audit committee held nine meetings and acted by written consent one time.

The responsibilities of our audit committee include:
•appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•discussing our risk management policies;
•reviewing and approving or ratifying any related person transactions; and
•preparing the audit committee report required by SEC rules.
Compensation Committee
Our compensation committee consists of Dr. Hopfield, Mr. Lucier and Ms. Nelson. The chair of our compensation committee is Dr. Hopfield. The composition of our compensation committee will not change following our 2022 Annual Meeting. At certain times during 2021, Dr. Kadia and Mr. Moritz also served as members of our compensation committee. Each of Dr. Hopfield, Mr. Lucier and Ms. Nelson is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act and meets the requirements for independence under the current Nasdaq listing standards and SEC rules and regulations. During 2021, our compensation committee held six meetings and acted by written consent three times. In 2021, our compensation committee engaged FW Cook to act as an independent compensation consultant to the compensation committee and we paid FW Cook a total of $88,000. Prior to the engagement of FW Cook, AON Radford acted as an independent compensation consultant to the compensation committee and we paid AON Radford a total of $74,000 in 2021.
The responsibilities of our compensation committee include:

•reviewing and approving, or recommending that our board of directors approve, the compensation of our chief executive officer and our other executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
• selecting independent compensation consultants and advisors and assessing whether there are any conflicts of interest with any of the committee's compensation advisors; and
•reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee consists of Mr. Chiminski, Dr. Khandros and Mr. Moritz. The chair of our nominating and corporate governance committee is Mr. Chiminski. Following our 2022 Annual Meeting, our nominating and corporate governance committee will consist of Mr. Chiminski, Dr. Khandros and Ms. Hopfield. Mr. Chiminski will continue to serve as the chair of our nominating and corporate governance committee. At certain times during 2021, Mr. Lucier also served as a member of our nominating and corporate governance committee. Each member of our nominating and corporate governance committee, including Ms. Hopfield, who will join the nominating and corporate governance committee following the 2022 Annual Meeting, is independent within the meaning of the applicable listing standards, is a non-employee director, and is free from any relationship that would interfere with the exercise of his or her independent judgment. During 2021, our nominating and corporate governance committee held four meetings.
The responsibilities of our nominating and corporate governance committee include:
•identifying individuals qualified to become board members;
•recommending to our board the persons to be nominated for election as directors and to be appointed to each of the board’s committees;
•reviewing and making recommendations to the board with respect to management succession planning;
•developing and recommending to the board corporate governance principles; and
•overseeing a periodic evaluation of the board.
It is the policy of the nominating and corporate governance committee of our board of directors to consider recommendations for candidates to our board of directors from stockholders. The nominating and corporate governance committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the nominating and corporate governance committee from other sources. The nominating and corporate governance committee may propose to our board of directors a candidate recommended or offered for nomination by a stockholder as a nominee for election to our board of directors. In the future, the nominating and corporate governance committee may pay fees to third parties to assist in identifying or evaluating director candidates.
The nominating and corporate governance committee seeks to identify as candidates for director persons with a reputation for and record of integrity and good business judgment. The nominating and corporate governance committee considers the nature of the expertise and experience required for the performance of the duties of a director of the Company, and such matters as the candidate’s relevant business and industry experience, professional background, age, current employment, community service and other board service.
In addition, the nominating and corporate governance committee shall take into account all factors it considers appropriate in recommending candidates for election to the board of directors, which may include:
•The current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors.
•Such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like. The nominating and corporate governance committee evaluates these factors, among others, and does not assign any particular weighting or priority to any of these factors.
•Factors required to meet any applicable rules, regulations or laws regarding the composition of public company directors, including California Senate Bills Nos. 979 and 826, and proposed rules such as Nasdaq Rule 5605(f).
•Other factors that the nominating and corporate governance committee deems appropriate.
The nominating and corporate governance committee requires the following minimum qualifications to be satisfied by any nominee for a position on our board of directors:
•The highest personal and professional ethics and integrity.
•Proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
•Skills that are complementary to those of the existing board of directors.
•The ability to assist and support management and make significant contributions to the Company’s success.
•An understanding of the fiduciary responsibilities that is required of a member of our board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.
•If the nominating and corporate governance committee determines that an additional or replacement director is required, the nominating and corporate governance committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the nominating and corporate governance committee, our board of directors or management.
Stockholder Recommendations for Nominations to the Board of Directors
A stockholder that wants to recommend a candidate for election to the board of directors should direct the recommendation in writing by letter to Berkeley Lights, Inc., attention of the Secretary, at 5858 Horton Street, Suite 320, Emeryville, California 94608. The recommendation should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and Berkeley Lights, Inc. and evidence of the recommending stockholder’s ownership of our stock. Such recommendations must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, as well as personal references.
A stockholder that instead desires to nominate a person directly for election to the board of directors at an annual meeting of the stockholders must meet the deadlines and other requirements set forth in Section 2.03 of our amended and restated bylaws and the rules and regulations of the SEC. Section 2.4 of our amended and restated bylaws requires that a stockholder who seeks to nominate a candidate for director must provide a written notice to the Secretary of the Company not later than the close of business on the ninetieth (90th) day and not earlier than the close of business on the one hundred and twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than sixty (60) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting and the close of business on the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. That notice must state the information required by Section 2.4 of our amended and restated bylaws, and otherwise must comply with applicable federal and state law. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. The Secretary of the Company will provide a copy of the bylaws upon request in writing from a stockholder. “Public announcement” shall mean disclosure (a) in a press release released by us, provided that such press release is released by us following our customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by us with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
Stockholders also have the right under our bylaws to propose director candidates for consideration by the committee or our board of directors and also directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or our board of directors, by following the procedures set forth in the section of this proxy statement titled “Stockholder Proposals For 2023 Annual Meeting.”
Compensation Committee Interlocks and Insider Participation
During 2021, Dr. Hopfield, Dr. Kadia, Mr. Lucier, Mr. Moritz and Ms. Nelson served on our compensation committee. At the time of their respective service on the compensation committee, none of the members of our compensation committee was an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.
Corporate Governance Guidelines and Code of Business Conduct and Ethics
Our board of directors has adopted Corporate Governance Guidelines. These guidelines address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Business Conduct and Ethics is posted on our website at https://investors.berkeleylights.com/ in the “Corporate Governance” section of our Investors webpage. We intend to post any amendments to our Corporate Governance Guidelines or Code of Business Conduct and Ethics, and any waivers of our Code of Business Conduct and Ethics for directors and executive officers, on the same website.
Communications with the Board of Directors
Our board of directors believes that management speaks for Berkeley Lights, Inc. Individual board members may, from time to time, communicate with various constituencies that are involved with the Company, but it is expected that board members would do this with knowledge of management and, in most instances, only at the request of management.
In cases where stockholders and other interested parties wish to communicate directly with our non-management directors, messages can be sent to our Secretary, at 5858 Horton Street, Suite 320, Emeryville, California 94608. Our Secretary monitors these communications and will provide a summary of all received messages to the board of directors at each regularly scheduled meeting of the board of directors. Our board of directors generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate committee of the board or non-management director, of independent advisors or of Company management, as our Secretary considers appropriate.
Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.
This procedure for stockholder and other interested party communications with the non-management directors is administered by the Company’s nominating and corporate governance committee. This procedure does not apply to (a) communications to non-management directors from officers or directors of the Company who are stockholders,

(b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act or (c) communications to the audit committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

Derivatives Trading, Hedging, and Pledging Policies
Our Insider Trading Compliance Policy provides that no employee, officer, or director may acquire, sell, or trade in any interest or position relating to the future price of Company securities, such as a put option, a call option, or a short sale, or engage in hedging transactions (including “zero cost collars”). In addition, our Insider Trading Compliance Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Board Diversity and Composition
The following table provides our Board diversity statistics as self-disclosed by our directors.

Board Diversity Matrix (As of April 15, 2022)
Board Size:
Total Number of Directors:	9

Part I: Gender Identity	Female	Male	Non-Binary	Did not Disclose Gender
Directors	3	6	—	—

Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latino	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	1

DIRECTOR COMPENSATION
The following table provides information regarding compensation earned during the fiscal year ended December 31, 2021 by each non-employee director for his or her service on the board of directors and any committee(s). Our employee directors receive no additional compensation for serving on our board of directors. The compensation paid to Eric D. Hobbs, Ph.D. for serving as our Chief Executive Officer is set forth in the Summary Compensation Table in the Executive Compensation section below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All other compensation ($) (3)	Total ($)
James Rothman, Ph.D.	40,000	139,986	125,000	304,986
Sarah Boyce(4)	50,000	139,986	—	189,986
Elizabeth Nelson	67,000	139,986	—	206,986
Igor Khandros, Ph.D.	45,000	139,986	—	184,986
Michael Marks (5)	45,000	—	—	45,000
Michael Moritz (9)	52,000	139,986	—	191,986
Gregory Lucier (10)	100,000	139,986	—	239,986
John Chiminski (6)	28,293	272,146	—	300,439
Siddhartha Kadia, Ph.D. (7)	17,967	290,619	—	308,586
Jessica Hopfield, Ph.D. (8)	2,171	360,252	—	362,423
________________
(1)The fees paid to non-employee directors are described below under the heading "Non-Employee Director Compensation Policy."
(2)Amounts shown represent the grant date fair value of stock options and RSU granted during the fiscal year 2021 as calculated in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. The grant date fair value for stock options is estimated using the Black-Scholes option pricing model. The grant date fair value for RSUs is measured based on the closing price of Berkeley Light's common stock on the date of grant. These amounts do not correspond to the actual value that maybe recognized by the director upon exercise of the applicable awards or sale of the underlying shares of stock. Each Non-employee director received an Annual Director Award of 1,400 RSUs and 4,900 stock options. Mr. Chiminski received an Initial Director Award of 4,900 RSU and 4,900 stock options with his appointment in May 2021. Mr. Kadia received an Initial Director Award of 4,900 RSU and 4,900 stock options with his appointment in September 2021. Dr. Hopfield received an Initial Director Award of 9,672 RSU and 16,507 stock options with her appointment in December 2021.
(3)Represents the amount that Dr. Rothman received as compensation associated with his participation on our Strategic Scientific Advisory Board during 2021.
(4)Ms. Boyce will not be standing for re-election at our 2022 Annual Meeting.
(5)Mr. Marks resigned from our board of directors in May 2021.
(6)Mr. Chiminski joined our board of directors in May 2021.
(7)Dr, Kadia joined our board of directors in September 2021.
(8)Dr. Hopfield joined our board of directors in December 2021.
(9)Fees paid to Mr. Moritz for 2021include an additional payment of $7,000 due to timing.
(10)Fees paid to Mr. Lucier for 2021 include an additional payment of $5,000 due to timing.

The following table shows the aggregate numbers of option awards (exercisable and unexercisable) and unvested stock awards held as of December 31, 2021 by each non-employee director who was serving as of December 31, 2021.

Name	Options Outstanding	Unvested Restricted Shares Outstanding
James Rothman, Ph.D.	162,400	1,400
Sarah Boyce	94,900	1,400
Elizabeth Nelson	107,400	1,400
Igor Khandros, Ph.D.	4,900	1,400
Michael Marks	2,820	529
Michael Moritz	4,900	1,400
Gregory Lucier	129,900	1,400
John Chiminski	4,900	4,900
Siddhartha Kadia, Ph.D.	4,900	4,900
Jessica Hopfield, Ph.D.	16,507	9,672

Non-Employee Director Compensation Program
Prior to our initial public offering, which was completed in July 2020, we did not have a formal director compensation policy and did not pay our non-employee directors compensation for their services as a director, other than reimbursing them for reasonable, out-of-pocket travel expenses incurred while attending meetings of our board of directors or occasionally granting an equity award to certain of our non-employee directors upon their initial appointment to our board of directors. Following the completion of our initial public offering in July 2020, we adopted a non-employee director compensation program (the “Program”), pursuant to which each of our non-employee directors will receive cash compensation as follows, in addition to the reimbursement for travel and other necessary business expenses incurred in the performance of their services to us:
•Each non-employee director will receive an annual cash retainer in the amount of $40,000 per year.
•Any non-executive chairperson will receive an additional annual cash retainer in the amount of $40,000 per year.
•The chairperson of the audit committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee will receive additional annual cash compensation in the amount of $10,000 per year for such member’s service on the audit committee.
•The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $15,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $7,000 per year for such member’s service on the compensation committee.
•The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the nominating and corporate governance committee.
Under the Program, each non-employee director was automatically granted (i) an option to purchase 4,900 shares of our common stock upon the director’s initial appointment or election to our board of directors, and (ii) an award of 4,900 restricted stock units, referred to, collectively, as the Initial Grant, and, for any non-employee director who has been serving on our board of directors for at least six months, (iii) an option to purchase 4,900 shares of our common stock, and (iv) an award of 1,400 restricted stock units, automatically on the date of each annual stockholder’s meeting thereafter, referred to, collectively, as the Annual Grant. Non-employee directors elected for the first time to the board of directors at an annual stockholder's meeting would only receive the Initial Grant. The Initial Grant would vest, with respect to the option award, as to 1/36th of the underlying shares on a monthly basis over three years, and with respect to the restricted stock units as to one third (1/3) of the restricted stock units on the first anniversary of the grant date and vest thereafter in equal quarterly installments for the following two years, subject to continued service through each applicable vesting date. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date. The exercise price per share of director options was equal to the fair market value of a share of our common stock on the grant date, and all annual and initial awards will vest in full upon the consummation of a Change in Control (as defined in the 2020 Plan).

In the fiscal quarter ending December 31, 2021, we amended the equity portion of the Program to be value based. Specifically, (a) upon each non-employee director’s initial appointment or election to our board of directors, the non-employee director will automatically be granted $360,000 worth of equity in the form of (i) an option to purchase shares of the Company’s common stock (the “Initial Option”) with a grant date value of $180,000, and (ii) an award of restricted stock units (the “Initial RSU Award”) with a grant date value of $180,000, and referred to, collectively, as the “Initial Grant”, and (b) for each non-employee director who has been serving on our board of directors for at least six months, the non-employee director will automatically be granted on the date of each annual stockholder’s meeting thereafter (i) an option to purchase shares of the Company’s common stock (the “Annual Option”) with a grant date value of $90,000, and (ii) an award of restricted stock units (the “Annual RSU Award”) with a grant date value of $90,000, in each case pursuant to the 2020 Plan and referred to, collectively, as the “Annual Grant." Non-employee directors elected for the first time to the board of directors at an annual stockholder's meeting will only receive the Initial Grant.

MATTERS TO COME BEFORE THE 2022 ANNUAL MEETING
PROPOSAL ONE:
Election of Directors
Board of Directors Composition
Our board of directors currently consists of eight members, with staggered three-year terms, pursuant to our amended and restated certificate of incorporation and amended and restated bylaws. Directors in Class II stand for election at the 2022 Annual Meeting. The terms of office of directors in Class I and Class III expire at our Annual Meetings of Stockholders to be held in 2024 and 2023, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class II nominees named below and currently serving as a director in Class II, be elected as a Class II director for a three-year term expiring at our 2025 Annual Meeting of Stockholders, or until such director’s successor is duly elected and qualified, or until his earlier death, resignation, disqualification or removal. Sarah Boyce, one of our Class II directors, will not be standing for re-election at the 2022 Annual Meeting.

Name	Age	Position
Jessica Hopfield (1)	57	Director
Igor Khandros (2)	67	Director
Michael Moritz (3)	66	Director
________________
(1)Member of our compensation committee. Ms. Hopfield will also join our nominating and corporate governance committee following the 2022 Annual Meeting.
(2)Member of our nominating and corporate governance committee.
(3)Member of our nominating and corporate governance committee.
Director Nominees

Jessica Hopfield, Ph.D. has served as a member of our board of directors since December 2021. Dr. Hopfield currently serves as the president of J Hopfield Consulting, where since 2010 she has been advising technology firms that are working to commercialize their intellectual property and drive growth. From 1995 to 2009, Dr. Hopfield was a Partner of McKinsey & Company in its global pharmaceuticals and medical devices practice, where she served clients across pharmaceutical, biotechnology, medical device, and consumer industries. She also previously held management positions at Merck Sharp & Dohme Corp. in clinical development, outcomes research, and marketing. Dr. Hopfield earned a B.S. in Biology at Yale College, an MBA from the Harvard Graduate School of Business Administration and a Ph.D. in Neuroscience/Biochemistry in laboratory from the Rockefeller University. She is currently a Board member of Insulet Corporation (NASDAQ: PODD) since July 2015, Editas Medicine, Inc. (NASDAQ: EDIT) since February 2018, and Maravai LifeSciences (NASDAQ: MRVI) since November 2020. Dr. Hopfield’s experience includes prior public company board service as a director of Radius Health, Inc. (NASDAQ: RDUS) from January 2019 until December 2020. She also has served as Chair of the Board of Trustees of the Joslin Diabetes Center. We believe Dr. Hopfield is qualified to serve on our board of directors due to her more than two decades of executive healthcare experience along with extensive public company independent director board expertise across a range of governance roles and committees.

Igor Khandros, Ph.D. has served as a member of our board of directors since 2011. Dr. Khandros has served as Chief Executive Officer of Nutcracker Therapeutics, Inc., a privately-held biotechnology company, since October 2017. Dr. Khandros is one of our Co-Founders and, from 2011 to March 2017, served as our Chief Executive Officer. Previously, Dr. Khandros founded and served on the boards of directors of two publicly-traded companies, FormFactor, Inc., a publicly-traded semiconductor technology company, and Tessera Technologies, Inc., a technology licensing company, that is now publicly traded under the name Xperi Corporation. Dr. Khandros received an M.S.-equivalent degree in Metallurgical Engineering from Kiev Polytechnic Institute in Kiev, Ukraine, and a Ph.D. in Metallurgy from Stevens Institute of Technology. We believe Dr. Khandros is qualified to serve on our board of directors due to his educational background, his experience as a founder and former executive of our Company and his extensive experience as a founder, executive and board member at other public and private technology companies.

Michael Moritz has served as a member of our board of directors since April 2015. Mr. Moritz has been a Managing Partner of Sequoia Capital, a venture capital fund, since 1986. Mr. Moritz currently serves on the board of directors of numerous private companies, including Stripe, Inc., a financial technology company, Instacart, a grocery delivery technology company, Charlotte Tilbury, a cosmetics company, GameFly, a technology company, Klarna, a financial technology company, and Group Nine Media, a digital media company. Previously, Mr. Moritz served on the board of directors of LinkedIn Corporation, a publicly-traded professional networking company, from 2011 to June 2016 and Green Dot Corporation, a publicly-traded financial technology company, from 2003 to May 2016. Mr. Moritz received his M.A. in History from Christ Church, Oxford. We believe Mr. Moritz is qualified to serve on our board of directors due to his background in and over 25 years’ experience with the venture capital industry, providing guidance and counsel to a range of internet and technology companies, and service on the boards of directors of various private and public companies.

Continuing Directors

Name	Age	Class	Term Expiration	Position
John Chiminski (1)	57	III	2023	Director
Siddhartha Kadia (2)	52	I	2024	Director and Chief Executive Officer
Gregory Lucier (3)	56	I	2024	Director
Elizabeth Nelson (4)	60	I	2024	Director
James Rothman	70	III	2023	Director
________________
(1) Mr. Chiminski serves as chair of our nominating and corporate governance committee and served on our audit committee from May 2021 until September 2021, and rejoined the audit committee on March 9, 2022.
(2) Dr. Kadia served as chair of our compensation committee and member of our audit committee until his appointment as CEO on March 9, 2022.
(3) Mr. Lucier serves as the executive chairperson of our board of directors and member of our compensation committee. Mr. Lucier will also join our audit committee following the 2022 Annual Meeting.
(4) Ms. Nelson serves as chair of our audit committee and member of our compensation committee.

John Chiminski has served as a member of our board of directors since May 2021. Mr. Chiminski has served as the Chief Executive Officer of Catalent, Inc., a publicly traded-traded pharmaceutical company ("Catalent") since March 2009 and a Director of Catalent since October 2016. Prior to joining Catalent, Mr. Chiminski spent more than 20 years at GE Healthcare in engineering, operations, and senior leadership roles. From 2007 to 2009, Mr. Chiminski was President and Chief Executive Officer of GE Medical Diagnostics, a global business with sales of $1.9 billion. From 2005 to 2007, he served as Vice President and General Manager of GE Healthcare’s Global Magnetic Resonance Business, and from 2001 to 2005, as Vice President and General Manager of Global Healthcare Services. Earlier at GE, he held a series of cross-functional leadership positions in both manufacturing and engineering, including a GE Medical Systems assignment in France. Mr. Chiminski holds a B.S. from Michigan State University and an M.S. from Purdue University, both in electrical engineering, as well as a Master’s degree in Management from the Kellogg School of Management at Northwestern University. We believe Mr. Chiminski is qualified to serve on our board of directors due to his substantial expertise in advising and managing companies in various segments of the life science industry and his extensive experience as a business leader in the life science industry.

Siddhartha Kadia, Ph.D. has served as a member of our board of directors since September 2021 and was appointed as our Chief Executive Officer in March 2022. Dr. Kadia was president and CEO of EAG Laboratories, a global scientific services company providing analytical testing and consulting solutions, which was acquired by Eurofins

Scientific in December 2017. He continued to serve as the CEO of EAG laboratories until December 2018. Prior to EAG Laboratories, Dr. Kadia served in several senior roles including the president of Life Sciences Division at Life Technologies Corporation at the time of its acquisition by ThermoFisher Scientific in February 2014. Prior to Life Technologies, Dr. Kadia was a management consultant at McKinsey & Company in the healthcare practice, assisting global medical device companies, and major healthcare providers. Dr. Kadia earned a B.E. in electronics and telecommunications from Gujarat University in India, an M.S. in biomedical engineering from Rutgers University, and a Ph.D. in biomedical engineering from Johns Hopkins University. He is currently a board member of the following publicly listed companies: ALS Limited (ASX:ALQ), Isoplexis Corporation (NSDQ:ISO) and NuVasive (NSDQ:NUVA). Dr. Kadia’s experience also includes prior public company board service as a director of Volcano Corporation, Newport Corporation, and Horizon Discovery Group plc.(LSE: HZD). We believe Dr. Kadia is qualified to serve on our board of directors due to his significant strategic, financial, operational, and governance experience at other public and private life science and biotech companies.

Gregory Lucier has served as a member of our board of directors since June 2020. Mr. Lucier has served as the Chief Executive Officer of Corza Health, Inc., a privately-held company focused on acquiring companies and assets as part of a strategy to build a market-leading healthcare business, since March 2019. Prior to that, he served as Chief Executive Officer of NuVasive, Inc., a publicly-traded medical device company, from June 2015 to November 2018. Before joining NuVasive, Mr. Lucier was Chairman and Chief Executive Officer of Life Technologies Corporation (formerly Invitrogen Corporation), a publicly-traded global biotechnology company, from May 2003 until it was acquired by Thermo Fisher Scientific Inc. in February 2014. Prior to that, Mr. Lucier was a corporate officer at General Electric Company, where he served in a variety of leadership roles. Mr. Lucier served as Chairman of the boards of directors of NuVasive, Inc., a publicly traded medical device company, from November 2018 to May 2021, and has served as a director of Catalent, Inc., a publicly-traded pharmaceutical company, since April 2015, Maravai LifeSciences, a publicly-traded drug therapy development company, since January 2020, Dentsply Sirona, a publicly-traded dental equipment manufacturer, since May 2019 and previously served on the boards of directors of Life Technologies Corporation from May 2003 to February 2014, of CareFusion Corporation, a publicly-traded medical device company, from August 2009 until its sale to Becton Dickinson in March 2015, and of Invuity, Inc. from October 2014 until its sale to Stryker in October 2018. Mr. Lucier received his B.S. in Industrial Engineering from Pennsylvania State University and his M.B.A. from Harvard Business School. We believe Mr. Lucier is qualified to serve on our board of directors due to his experience as an executive and director at medical device and life sciences companies.

Elizabeth Nelson has served as a member of our board of directors since September 2019. Since 2006, Ms. Nelson has served as principal of equusventures, an investment fund that she founded. From 1996 until 2005, Ms. Nelson served as the Executive Vice President and Chief Financial Officer of Macromedia, Inc., software development company, where she also served as a director from January 2005 to December 2005. Ms. Nelson currently serves on the board of directors of Upwork Inc., a publicly-traded technology company, since April 2015, Virgin Group Acquisition Corp, a publicly-listed company since March 2021, and several private companies, including DAI Global, Smule and Scribd. Previously, Ms. Nelson served on the board of directors of Nokia, a publicly traded telecommunications company, from May 2021 to April 2021, Zendesk, Inc., a publicly-traded software company, from July 2012 to May 2019, and Pandora Media, Inc., a music and software company, from July 2013 to June 2017. Ms. Nelson received her B.S. in Foreign Service from Georgetown University and her M.B.A. in Finance from the Wharton School at the University of Pennsylvania. We believe that Ms. Nelson is qualified to serve on our board of directors due to her financial, accounting and operational experience from prior experience as an executive and director for various private and public technology companies.

James Rothman, Ph.D. has served as a member of our board of directors since May 2016. Dr. Rothman has been a faculty member at Yale University since 2008, where he serves as the Sterling Professor of Cell Biology, Chairman of the Yale School of Medicine’s Department of Cell Biology and is the Director and founder of the Nanobiology Institute. Dr. Rothman served as Chief Scientist of GE Healthcare from 2002-2006 and as advisor to GE Research until 2013. Previously, Dr. Rothman founded and chaired the Department of Cellular Biochemistry and Biophysics at Memorial Sloan-Kettering Cancer Center from 1991 until 2004, where he held the Paul A. Marks Chair and served as Vice-Chairman. Previously, Dr. Rothman was the Wu Professor of Chemical Biology in the Department of Physiology and Cellular Biophysics at Columbia University and Director of Columbia University’s Sulzberger

Genome Center, from 2004 to 2008. Dr. Rothman was awarded the 2013 Nobel Prize in Physiology or Medicine, for his work related to cell biology. Dr. Rothman currently serves on the boards of directors for various private biotechnology companies. He chairs the healthcare advisory board of Arsenal Capital Partners, a private equity fund, and previously served as an advisor to R&D leadership at GSK and Johnson & Johnson, among other large pharma companies. Dr. Rothman received his B.A. in Physics from Yale College and his Ph.D. in Biochemistry from Harvard University. We believe that Dr. Rothman is qualified to serve on our board of directors due to his educational background and extensive experience in biochemistry and cell biology, as well as his experience as an executive of healthcare and biotechnology companies.
Vote Required
The election of Class II directors requires a plurality of the votes cast to be approved. "Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the election of the nominees.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL ONE

PROPOSAL TWO:
Ratification of Independent Registered Public Accounting Firm
Our audit committee has appointed KPMG LLP, as our independent registered public accounting firm to audit our financial statements for our fiscal year ending December 31, 2022. KPMG LLP has served as our independent registered public accounting firm since 2015.

Stockholder ratification of the appointment of KPMG LLP is not required by our bylaws or other applicable legal requirements. However, our board of directors is submitting the appointment of KPMG LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal), such appointment will be reconsidered by our audit committee and the audit committee may reconsider whether it should appoint another independent registered public accounting firm. Even if the appointment is ratified, our audit committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2022 if our audit committee believes that such a change would be in the best interests of the Company and its stockholders.
We expect that representatives of KPMG LLP will attend the 2022 Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
Fees Paid to the Independent Registered Public Accounting Firm
The following table presents fees for professional audit services and other services rendered to us by KPMG LLP for our fiscal years ended December 31, 2020 and 2021.

	2020	2021
Audit Fees (1)	$1,870,000	$1,847,500
Audit-Related Fees (2)	—	—
Tax Fees (3)	57,945	82,635
All Other Fees (4)	1,780	1,780
Total	$1,929,725	$1,931,915
________________
(1)Audit Fees in 2020 included billed and unbilled fees for the audit of our consolidated financial statements included in our annual report on Form 10-K and registration statement on Form S-1, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q, other professional services related to our initial public offering, various accounting consultations and statutory audit services for certain of our foreign subsidiaries. Audit Fees in 2021 included fees for the audit of our consolidated financial statements included in our annual report on Form 10-K and registration statement on form S-3, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services related to various accounting consultations.
(2)Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under Audit Fees. There were no Audit-Related Fees incurred in 2020 or 2021.
(3)Tax Fees include fees in connection with tax consulting and compliance services.
(4)All Other Fees relate to other products and professional services provided by KPMG LLP and include an annual subscription to an online technical accounting research tool.
Auditor Independence
In 2021, there were no other professional services provided by KPMG LLP that would have required our audit committee to consider their compatibility with maintaining the independence of KPMG LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to KPMG LLP for our fiscal years ended December 31, 2021 and 2020 were pre-approved by our audit committee.
Vote Required
The ratification of the appointment of KPMG LLP requires the affirmative vote of the majority of the votes cast (meaning the number of shares voted “for” a proposal must exceed the number of shares voted “against” such proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.
RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS A VOTE FOR THE RATIFICATION OF KPMG LLP
AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM UNDER PROPOSAL TWO

AUDIT COMMITTEE REPORT

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the audit committee of our board of directors submits the report below. The material in this report is not “soliciting material,” is not be deemed “filed” with the SEC, and is not to be incorporated by reference into any filing made by Berkeley Lights, Inc. (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference in such filing.
Audit Committee Report to Stockholders
The audit committee of the board of directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The audit committee is composed of three directors, each of whom is independent as defined under the rules of the Nasdaq Global Select Market. Our board of directors has determined that each member of the audit committee is independent and that Ms. Nelson qualifies as an “audit committee financial expert” under the SEC rules. The audit committee operates under a written charter approved by the board of directors and held nine meetings in fiscal year 2021, and acted by written consent one time. A copy of the charter is available on the Company’s website at https://investors.berkeleylights.com/ in the “Corporate Governance” section of the Investors webpage.
Management is responsible for the Company’s internal controls over financial reporting, disclosure controls and procedures and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the Company’s financial statements in accordance with Public Company Accounting Oversight Board (“PCAOB”) standards and to issue reports thereon. The audit committee’s responsibility is to monitor and oversee these processes. The audit committee has established a mechanism to receive, retain and process complaints on auditing, accounting and internal control issues, including the confidential, anonymous submission by employees, vendors, customers and others of concerns on questionable accounting and auditing matters.
In connection with these responsibilities, the audit committee met with management and KPMG LLP to review and discuss the December 31, 2021 audited financial statements. The audit committee also discussed with KPMG LLP the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the audit committee received the written disclosures from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the audit committee concerning independence, and the audit committee has discussed with KPMG LLP its independence from the Company and its management.
Based on the audit committee’s discussions with management and KPMG LLP, and the audit committee’s review of the representations of management and KPMG LLP, the audit committee recommended that the board of directors include the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year 2021 filed with the SEC.
The audit committee also has appointed, subject to stockholder ratification, KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2022.
Respectfully submitted,
THE AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS OF BERKELEY LIGHTS, INC.
Elizabeth Nelson, Chairperson
Sarah Boyce
John Chiminski

PROPOSAL THREE:
Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

As part of the commitment of our board of directors to excellence in governance, and as required by Section 14A of the Exchange Act, our board of directors will provide stockholders with an opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers, commonly known as a “say on pay” proposal, next year at our 2023 Annual Meeting. As more fully described in the section of this Proxy Statement titled “Executive Compensation,” including “Compensation Discussion and Analysis” and related compensation tables, our executive compensation program is designed to attract, retain, and motivate talented individuals with the executive experience and leadership skills necessary for us to increase stockholder value.

Section 14A of the Exchange Act also requires us to submit a non-binding, advisory resolution, commonly known as a “say on frequency” proposal, to stockholders at least once every six years to determine whether non-binding, advisory votes to approve the compensation of our named executive officers, should be held every one, two or three years. This is the first year we have submitted a “say on frequency” proposal to our stockholders. Under this proposal, you may vote on whether you prefer to have a “say on pay” vote every year, every two years or every three years, or abstain, in accordance with the following resolution:

“RESOLVED, that the option of 1 YEAR, 2 YEARS, or 3 YEARS that receives the majority of affirmative votes for this resolution will be determined to be the preferred frequency with which Berkeley Lights, Inc. is to hold a stockholder vote to approve on a non-binding, advisory basis the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement, including the "Compensation Discussion and Analysis" compensation tables and related narrative discussion.

After careful consideration, our board of directors has determined that an annual advisory vote to approve the compensation of our named executive officers will allow our stockholders to provide timely and direct input on our executive compensation philosophy, policies and practices as disclosed in the Proxy Statement each year. The board of directors believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialogue with our stockholders on executive compensation and corporate governance matters.

This vote is advisory, and therefore not binding on the Company, our board of directors or the compensation committee. However, our board of directors and the compensation committee value the opinions of our stockholders and intend to take into account the outcome of the vote when considering the frequency of holding future non-binding, advisory votes to approve the compensation of our named executive officers.

Vote Required
Stockholders will be able to specify one of four choices on their proxy card or voting instruction for this proposal: 1 YEAR, 2 YEARS, 3 YEARS, or ABSTAIN. Approval of the frequency of future non-binding, advisory votes to approve the compensation of our named executive officers requires the affirmative vote of a majority of the voting power of the shares of our common stock present or represented by proxy at the 2022 Annual Meeting and entitled to vote on the subject matter (i.e., affirmative votes for one of the three options (1 YEAR, 2 YEARS, or 3 YEARS) must exceed the votes for the other options). Broker non-votes and abstentions will have no effect in determining whether a frequency is approved. Because stockholders have several voting choices with respect to this proposal, it is possible that no single option will receive a majority vote. In light of the foregoing, the board of directors will consider the outcome of the vote when determining the frequency of future non-binding votes on executive compensation.

RECOMMENDATION OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE FOR "1 YEAR" ON A NON-BINDING, ADVISORY BASIS OF THE
FREQUENCY OF FUTURE NON BINDING, ADVISORY VOTES TO APPROVE THE
COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS UNDER PROPOSAL THREE

EXECUTIVE OFFICERS
The following table sets forth certain information about our executive officers and their respective ages as of April 1, 2022. Officers are elected by the board of directors to hold office until their successors are elected and qualified.

Name	Age	Position
Siddhartha Kadia, Ph.D. (1)	52	Chief Executive Officer and Director
Eric D. Hobbs, Ph.D, (2)	45	President, Antibody Therapeutics Division
Kurt R. Wood (3)	47	Chief Financial Officer
Keith J. Breinlinger, Ph.D.	47	Chief Technology Officer
J. Paul McClaskey (4)	44	Senior Vice President, Chief Accounting Officer
________________
(1) Dr. Kadia was appointed Chief Executive Officer on March 9, 2022.
(2) Dr. Hobbs served as our Chief Executive Officer and Director until March 9, 2022.
(3) Mr. Wood was appointed as Chief Financial Officer effective March 15, 2021 and resigned as Chief Financial Officer on April 1, 2022, after which he will no longer be an employee of the Company.
(4) Mr. McClaskey was appointed Principal Accounting Officer on March 9, 2022.

Siddhartha Kadia, Ph.D. has served as a member of our board of directors since September 2021 and was appointed as our Chief Executive Officer in March 2022. Dr. Kadia was president and CEO of EAG Laboratories, a global scientific services company providing analytical testing and consulting solutions, which was acquired by Eurofins Scientific in December 2017. He continued to serve as the CEO of EAG laboratories until December 2018. Prior to EAG Laboratories, Dr. Kadia served in several senior roles including the president of Life Sciences Division at Life Technologies Corporation at the time of its acquisition by ThermoFisher Scientific in February 2014. Prior to Life Technologies, Dr. Kadia was a management consultant at McKinsey & Company in the healthcare practice, assisting global medical device companies, and major healthcare providers. Dr. Kadia earned a B.E. in electronics and telecommunications from Gujarat University in India, an M.S. in biomedical engineering from Rutgers University, and a Ph.D. in biomedical engineering from Johns Hopkins University. He is currently a board member of the following publicly listed companies: ALS Limited (ASX:ALQ), Isoplexis Corporation (NSDQ:ISO) and NuVasive (NSDQ:NUVA). Dr. Kadia’s experience also includes prior public company board service as a director of Volcano Corporation, Newport Corporation, and Horizon Discovery Group plc.(LSE: HZD).

Eric D. Hobbs, Ph.D. served as a member of our board of directors and as our Chief Executive Officer from March 2017 until March 9, 2022. On March 9, 2022 Dr. Hobbs became President of our Antibody Therapeutics division. Previously, Dr. Hobbs served as our Senior Vice President, Operations and Consumables, from March 2016 to March 2017, as our Vice President, Operations and Consumables, from February 2015 to March 2016, and as Senior Director, Research and Development, from May 2013 until February 2015. Prior to Berkeley Lights, Dr. Hobbs held roles of increasing responsibility at FormFactor, serving most recently as Senior Director of Product Management. Dr. Hobbs received his B.A. in Liberal Arts, with minors in Mathematics and Physics from Saint Mary’s College of California, his B.S. in Mechanical Engineering from the University of Southern California, and his M.S. and Ph.D. in Mechanical Engineering, Microelectromechanical Systems, from the University of California, Berkeley.

Kurt R. Wood served as our Chief Financial Officer from March 2021 through March 2022. In March 2022, Mr. Wood provided notice that he will be leaving the Company effective April 1, 2022, to pursue another opportunity outside of the biotech industry. Previously, Mr. Wood served as our Vice President, Business Development from October 2020 to March 2021. Prior to joining the Company, Mr. Wood served as Corporate Vice President of Finance and Treasury at Micron Corporation (“Micron”) from February 2019 until October 2020. Prior to Micron, from February 2014 until September 2018, Mr. Wood was the Chief Financial Officer and Treasurer of DriveTime Automotive Group, consisting of DriveTime and Bridgecrest Acceptance. Previously, Mr. Wood has also held senior finance roles at True North Venture Partners, LP (where he served as Chief Financial Officer and Partner) and at First Solar (where he served as Vice President, Financial Planning & Analysis). Mr. Wood holds a Bachelor of Business Administration from the Kelly School of Business at Indiana University.

Keith J. Breinlinger, Ph.D. has served as our Chief Technology Officer since March 2013. Previously, Dr. Breinlinger was a Product and System Architect at FormFactor from July 2005 until March 2013, and a Mechanical Architect at Teradyne from 1996 to 2005. From 1993 until 1995, Dr. Breinlinger was a Mechanical Designer at iRobot. Dr. Breinlinger received his B.S., M.S. and Ph.D. in Mechanical Engineering from the Massachusetts Institute of Technology.

J. Paul McClaskey, has served as our Senior Vice President and Chief Accounting Officer since March 2022 and previously served as the Company’s Vice President, Accounting from July 2021 until March 2022. Prior to Berkeley Lights, from June 2014 to July 2021, Mr. McClaskey held roles of increasing responsibility at DISH Network Corporation, including as Vice President, Accounting. Mr. McClaskey also held roles of increasing responsibility at URS Corporation, from January 2012 to June 2014, including Director of Technical and International Accounting. In addition, Mr. McClaskey held roles in both the audit and advisory practices of KPMG, LLP from January 2003 to January 2012. Mr. McClaskey received his B.A. in Economics from the University of Puget Sound and his Masters in Accounting from the University of Arizona. Mr. McClaskey is a licensed CPA in the State of Colorado and is a CFA charter holder.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of our Proxy Statement describes our executive compensation philosophy and programs, and the decisions made by our compensation committee under those programs for our named executive officers ("NEOs") in 2021, including a “Compensation Discussion and Analysis,” executive compensation tables and other information.

Business and Executive Summary

Our Company

We are a leading Digital Cell Biology company focused on enabling and accelerating the rapid development and commercialization of biotherapeutics and other cell-based products for our customers. The Berkeley Lights Platform captures deep phenotypic, functional, and genotypic information for thousands of single cells in parallel and can also deliver the live biology customers desire in the form of the best cells. Our platform is a fully integrated, end-to-end solution, comprising proprietary consumables, including our OptoSelect chips and reagent kits, advanced automation systems, and application software. We developed the Berkeley Lights Platform to provide the most advanced environment for rapid functional characterization of single cells at scale, the goal of which is to establish an industry standard for our customers throughout their cell-based product value chain.

Our Executives
Our NEOs for 2021 were:
•Eric D. Hobbs, Ph.D., our former Chief Executive Officer;
•Kurt R. Wood, our Chief Financial Officer;
•Shaun M. Holt, our former Chief Financial Officer;
•Keith J. Breinlinger, Ph.D., our Chief Technology Officer;
•Stuart L. Merkadeau, our former General Counsel; and
•Matthew W. Rosinack, our former Chief Accounting Officer.

2021 Financial and Business Highlights

In 2021 the Company’s financial performance was affected by the ongoing COVID-19 pandemic. We continued to prioritize the health and safety of our employees and limited the number of employees we allowed to come on-site at our facilities on a regular basis, and our ability to travel and visit customers was also impacted. Notwithstanding the impact of the COVID-19 pandemic, we were able to report the following:

–We achieved revenue of $85.4 million for the full year 2021, including $23.2 million for the fourth quarter, representing growth of 33% and 7% over the prior year periods;
–We grew our installed base 48% year over year to 111 systems, including 6 placed during the fourth quarter 2021;
–We increased our strategic partnerships and services revenue by more than three-fold during 2021 to $19.9 million compared to $5.8 million in the prior year, and one of the new partnership agreements includes downstream revenue participation in the form of a royalty;
–We widened the market for our Berkeley Lights platform beyond antibody therapeutics, cell therapy and synthetic biology by engaging in partnerships in the agricultural biology and gene therapy markets.
–We increased recurring revenue to $19.2 million for the full year 2021, representing growth of 38% over 2020; and

–Antibodies discovered in collaboration with Vanderbilt University on the Berkeley Lights platform were the basis for Evusheld, which the FDA authorized for emergency use only for the prevention of COVID-19 in individuals who are moderately to severely immune compromised.

For more information about our 2021 financial and business performance, please see “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Notes to Consolidated Financial Statements” in our Annual Report on Form 10-K for the year ended December 31, 2021.

Executive Transitions

In 2021 we had a transition of our Chief Financial Officer. During the first quarter of 2022 we announced several executive changes, including the appointment of Dr. Kadia as our new Chief Executive Officer to replace Dr. Hobbs. Dr. Hobbs served as our Chief Executive Officer throughout 2021 and transitioned to the role of President of our Antibody Therapeutics division upon the appointment of Dr. Kadia to Chief Executive Officer. Also during the first quarter of 2022, Mr. Wood resigned as our Chief Financial Officer to pursue another opportunity outside of the biotech industry and we promoted Mr. McClaskey to Senior Vice President and Chief Accounting Officer. Additionally, Mr. Merkadeau has stepped down as our General Counsel, effective March 31, 2022. We have announced a search for a new Chief Financial Officer.

Executive Compensation Advisory Vote

There was no advisory vote on the compensation of our named executive officers at our 2021 Annual Meeting of Shareholders. At our 2022 Annual Meeting, there will be an advisory vote on the frequency of future advisory votes to approve the compensation paid to our named executive officers. At our 2023 Annual Meeting, shareholders will have the opportunity to approve, on a non-binding, advisory basis, the compensation of our named executive officers next year at our 2023 Annual Meeting, in accordance with Section 14A of the Exchange Act.

Compensation Philosophy

Our mission is to find the biology that cures disease. We are pursuing our mission through our platform that enables users to access and understand live primary biology with unprecedented speed and scale. Achieving our mission requires an exceptional team of individuals bringing diverse skills together to build our platform, which is at the intersection of bioscience, technology and information. Our various compensation programs are based upon the following guiding principles which enable us to build and maintain our team.

•Performance. Final pay outcomes are designed to be tied to individual, team and overall company performance, with the weighting of those factors dependent on the individual’s role and level of responsibility. Incentives in the form of bonuses and equity compensation are designed to align the interests of our executive officers more closely with those of our shareholders and to motivate such executive officers to increase shareholder value by improving corporate performance and profitability.
•Consistency. Annual total target compensation (consisting of annual base salary, annual target bonus and the annual target equity award) is intended to be consistent with competitive opportunities available to the exceptional people we seek to attract and retain.
•Fairness. Our programs are designed to be equitable across similarly situated employees, encouraging employee motivation and enabling collaboration necessary to solve new problems.
•Governance Practices. The compensation committee regularly reviews best practices in governance and executive compensation. We believe the following practices help drive company performance and serve our stockholders’ long-term interests.

–Utilization of an independent compensation consulting firm to facilitate pay assessments and review best practices
–Review of competitive compensation market data
–Administration of stock ownership guidelines to align interests with our stockholders

–Requirement that executive officers and directors obtain approval prior to executing transactions in Company securities
–Implementation of a double-trigger requirement for executive change-in-control arrangements
–Prohibition of executives and directors of pledging Company stock, engaging in hedging transactions and short sales
–Prohibition of significant perquisites

Compensation Setting Process

Role of our Compensation Committee

Our compensation committee administers our executive compensation program, making final decisions on program design and compensation changes for our executive officers. Under its charter, our compensation committee reviews, determines, approves, or makes recommendations to our board of directors regarding executive officer compensation, board compensation, and compensation under our equity incentive plans. See the sections titled “Board of Directors Committees” and “Compensation Committee” beginning on page 8 for more information about the compensation committee and how to access its charter.

Role of Management

Our Chief Executive Officer, Chief Financial Officer and Vice President, Human Resources, Diversity & Inclusion provide our compensation committee with information on company and individual performance, competitive practices and perspectives and recommendations on compensation matters. No executive officer participates in deliberations regarding their own pay. In reviewing compensation for our executive officers other than the Chief Executive Officer, including the determination of equity awards to be granted to such executive officers, our compensation committee solicits input from our Chief Executive Officer on each non-CEO executive officer’s performance, strategic contributions, ability, job complexity, responsibilities and competitive opportunities. Our compensation committee values our Chief Executive Officer’s perspective and input on each non-CEO executive officer’s performance and contributions to the Company, and it is an important factor in the compensation committee’s final determinations.

Role of the Compensation Consultant

Our compensation committee has the authority to engage its own advisors in carrying out its responsibilities. In 2021, our compensation committee engaged FW Cook, as its independent compensation consultant to assist with its duties, including providing input on the compensation peer group selection, insight into competitive compensation practices and advice on executive compensation programs and decisions. FW Cook replaced Radford, part of the Rewards Solutions practice at Aon plc, which was independent compensation consultant to our compensation committee in 2020 and through part of 2021. In 2021, FW Cook performed services for the Company including subscriptions to broad-based compensation survey data, and was paid fees for these services totaling approximately $88,000. In 2021 Radford performed services for the Company including subscriptions to broad-based compensation survey data, and was paid fees for these services totaling approximately $74,000. Our compensation committee considered Nasdaq listing standards regarding compensation consultant independence. Our compensation committee considered the following six factors, as well as other factors it deemed relevant, in order to make its determination: (i) whether FW Cook provided us with any services other than those described above; (ii) the amount of fees FW Cook received from us, as a percentage of its total revenue; (iii) the policies and procedures of FW Cook that are designed to prevent conflicts of interest; (iv) the lack of any business or personal relationships of the FW Cook consultants with any member of our compensation committee; (v) the lack of any Berkeley Lights, Inc. stock owned by the FW Cook consultants performing services for our compensation committee; and (vi) the lack of any business or personal relationships between the FW Cook consultants or FW Cook itself and any of our executive officers. Based on its review, our compensation committee determined that FW Cook was independent, and that FW Cook’s services did not raise any conflicts of interest.

Use of Competitive Data

Our compensation committee uses data on competitive compensation practices to assist with the compensation decisions for our executive officers. In 2021, our compensation committee reviewed data from a peer group of companies selected to be representative of Berkeley Lights, Inc. in terms of labor market, financial profile and business type. The companies selected generally had a focus on life science research and development activities, including companies with a more specific focus on antibody therapeutics, including antibody discovery and cell line development. Other factors that influenced the peer group selection include industry classification, revenue, market capitalization, organizational complexity and location. The following are the companies selected in that list:

10X Genomics	Coherus BioSciencess	NanoString Technologies	Silk Road Medical
Adaptive Biosciences	Guardant Health	Natera	Twist Bioscience
Axonics	Inspire Medical Systems	Quanterix Corp	Ultragenyx Pharmaceutica
CareDX	Invitae	Schrodinger	Veracyte
Castle Bioscience	iRythm Technologies	ShockWave Medical	bluebird bio
Pacific Biosciences
Data for these companies was collected from publicly available filings and supplemented by surveys. The data was used as a foundation to understand competitive opportunities for our employees. The decisions of our compensation committee are informed by its analysis of peer group and other competitive market data. In keeping with our guiding principles of consistency and fairness, our compensation committee also applies its subjective judgment in determining the pay levels of individual executive officers in order to account for each individual’s performance and to align with shareholder interests. The additional factors considered in making individual compensation decisions for our non-chief executive officer executives include input from our Chief Executive Officer, company performance, individual performance and experience, individual skills and expertise, each such executive officer’s role and our retention and incentive objectives.

Elements of our Executive Compensation Program

The 2021 executive compensation program was designed with our guiding principles in mind, including the alignment of incentives for our named executive officers with the long-term interests of our shareholders. Our 2021 compensation program was composed of the following three primary elements: 1) base salary, 2) cash bonus plan and 3) equity awards composed of one or more of the following forms: a) stock options, b) performance stock options, c) restricted stock units, or RSUs, and d) performance restricted stock units, or PRSUs, along with several other elements, each individually and collectively established as part of our program in order to achieve the compensation objective specified below:

Compensation Element	Compensation Objectives Designed to be Achieved and Key Features
Base Salary	Attract and retain key talent by providing base cash compensation at competitive levels
Cash-Based Incentive Compensation	Provides short-term incentives based on annual performance and achievement of specified strategic goals
Equity-Based Compensation	Provides long-term incentives to drive financial and operational performance and shareholder value creation
Retirement Benefits	Attract and retain key talent by providing a competitive 401k program

Severance and Other Benefits Potentially Payable upon Termination of Employment or Change in Control	Create clarity around termination or change of control events and provide for retention of executives
Health and Welfare Benefits/Perquisites	Attract and retain key talent by providing a competitive benefits package

We do not currently have, and we do not expect to have, formal policies relating to the allocation of total compensation among the various elements of our compensation program.

Base Salary

A base salary provides our named executive officers with fixed compensation. In February 2021, our compensation committee reviewed the base salaries of our named executive officers by comparing them to named executive officer salaries within our peer group utilizing publicly available filings and certain collected survey data. We believe the salaries for our named executive officers are set at approximately the mid-range relative to competitive practices. Our compensation committee regularly reviews the base salary of our named executive officers and adjusted Mr. Wood's salary in July 2021.

The following table sets forth the base salaries of our named executive officers for the year ended December 31, 2021:

Named Executive Officer	Base Salary	Effective Date of Adjustment	Base Salary
Eric D. Hobbs, Ph.D.	530,450	2/1/2021	560,000
Kurt R. Wood	350,000	7/1/2021	425,000
Keith J. Breinlinger, Ph.D.	387,000	2/1/2021	400,000
Stuart L. Merkadeau	392,000	2/1/2021	405,000
Shaun M. Holt	409,000		409,000
Matthew W. Rosinack	295,000	2/1/2021	306,800

Cash-Based Incentive Compensation

In April 2021 we initiated an annual Incentive Compensation Plan (“ICP”) for all employees, including our named executive officers, which would be effective in July 2021. Prior to the adoption of the ICP in April 2021, the Company did not have a formal bonus plan. We did, on occasion, include a bonus compensation component for certain employees in their offer letter, which was the case for Mr. Wood, as discussed below. For our 2021 ICP, we used a single revenue performance metric based upon revenue targets for the entire 2021 year as shown in the below table, with the funding scaling from the “Threshold Target” to the “Maximum” based upon corresponding revenue achievement.

	Threshold	Target	Maximum	Actual
Funding %	25%	100%	150%	45%
Revenue Achievement	$80M	$100M	$115M	$85M

We also imposed certain eligibility requirements for ICP eligibility:
–Full-time or ≥80% part-time employees shall be eligible to participate in the ICP and each participating employee (a) must for any given ICP year be hired prior to November 1st of that ICP year, and (b) must not be participating in another incentive plan;

–Payout under the ICP is conditioned upon, and subject to, the thresholds and percentages set forth in and consistent with the following table, and further subject to the employee being in continuous service to the Company through March 15th, or such earlier specific payment date set by the Company, of the year following the end of any given ICP year;
–No multiplier applied to an individual employee’s ICP bonus shall exceed 2x; and
–Employee participation shall be prorated by the employee’s hire date if the employee joins the Company during an ICP year or moves into a new role covered by an ICP.

Because we adopted the ICP in April 2021, for the first year of implementation our ICP, we paid the ICP based upon each participating individual’s salary for the six (6) month period starting July 1, 2021 and ending December 31, 2021. Comparisons to annual incentive plans of companies in our peer group, through publicly available filings and surveys, revealed that going forward our ICP will provide our named executive officers with market peer competitive target award opportunities. Cash bonuses were paid to our named executive officers for 2021 performance.

The following table sets forth the potential percentage bonus for our named executive officers, and the percentage bonus they actually received.

Named Executive Officer	Base Salary ($)	ICP Target as % of Base	ICP Target ($) (1)	Maximum Permitted ICP ($) (2)	ICP Paid ($)
Eric D. Hobbs, Ph.D.	560,000	75%	210,000	315,000	94,600
Kurt R. Wood (3)	425,000	50%	212,500	318,750	212,500
Keith J. Breinlinger, Ph.D. (4)	400,000	40%	80,000	120,000	56,100
Stuart L. Merkadeau (4)	405,000	40%	81,000	121,500	56,700
Shaun M. Holt	409,000	—%	—	—	—
Matthew W. Rosinack	306,800	—%	—	—	—
(1) As discussed above, ICP Target was based on each NEO's salary (other than Mr. Wood, see note 3 below) for six months of 2021 instead of twelve, as we adopted the ICP in April 2021 to be effective for the second half of 2021.
(2) As discussed above, the maximum permitted ICP, assuming 150% achievement, was based on each NEO's salary (other than Mr. Wood, see note 3 below) for six months of 2021 instead of twelve, as we adopted the ICP in April 2021 to be effective for the second half of 2021.
(3) Pursuant to his offer letter, Mr. Wood received a full year 2021 bonus at 100% achievement.
(4) Dr. Breinlinger and Mr. Merkadeau received payouts at 70% based on the compensation committee's evaluation of, among other things, their contributions to the Company with respect to the items described in "2021 Financial and Business Highlights" above.

Equity Incentives

We view equity-based compensation as a critical component of our balanced total compensation program. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns interest of executives with those of our stockholders. We do not currently have any formal policy for determining the number of equity-based awards to grant to named executive officers.

In 2021, our compensation committee granted equity awards for our named executive officers in the form of stock options, performance stock options, RSUs and PRSUs. In prior years our chief executive officer received long-term compensation awards in the form of performance stock options. The following table provides more detail on the purpose of each of the long-term compensation awards with all awards conditioned on the recipient's continuing employment with the Company.

Type of Long-Term Compensation Award	Purpose of Award	Performance Goal	Vesting
Options	Retain and motivate executives to drive long-term shareholder value while providing them a personal investment in the Company’s business	No performance goal but time-based
Initial new-hire stock option grants vest 25% at the 1-year anniversary of hire and vest in 36 monthly installments thereafter. Annual awards and promotional awards vest over 4 years in 48 equal monthly installments.

RSUs			Initial, new-hire RSU grants vest 25% at the 1-year anniversary of the hire and the remaining RSUs vest in 12 equal quarterly installments thereafter. Annual awards and promotional awards vest over 4 years in 16 equal quarterly installments.
Performance Options	Reward executives for achieving multi-year performance goals	Achievement of certain business goals	Earned awards vest over time after achievement of performance metric
PRSUs		Size of new business development engagements	Earned award vests upon achievement of performance metric

In 2021 we did not award any performance options to our named executive officers. Certain performance options awarded to Dr. Hobbs did vest in 2021 from prior year grants. In years prior to 2021 we did not grant any performance options to our non-CEO named executive officers. In 2021, we awarded PRSUs to Mr. Wood. Other than the awards to Mr. Wood, in 2021 and prior years we did not grant PRSUs to any other named executive officers. The performance metrics for Mr. Wood’s PRSUs were tied to the size of new business development and service deals and the Company’s realization of revenue from those business development and service deals. We created these equity opportunities relative to cash opportunities in order to motivate our executives to focus on long-term value creation.

The following table is a summary of equity awards granted to our NEOs during 2021:

	Options		RSUs		PRUSs
Name	($) (1)	(# of shares)	($) (1)	(# of shares)	($) (1)	(# of shares)
Eric D.Hobbs, Ph.D. (2)	2,281,314	85,600	768,196	14,300	—	—
Kurt R. Wood (3)	813,655	30,000	3,330,200	55,000	108,905	10,000
Keith J. Breinlinger, Ph.D. (2)	826,592	31,000	268,600	5,000	—	—
Stuart L. Merkadeau (2)	533,531	20,000	268,600	5,000	—	—
Matthew W. Rosinack (2)	480,179	18,000	268,600	5,000	—	—
(1) The dollar value of the options, RSUs and PRSUs were calculated in accordance with FASB ASC 718.
(2) Awards were granted on March 4, 2021.
(3) RSUs were granted on January 10 and March 15, 2021. Options were granted on March 15, 2021. PRSUs were granted on March 26, 2021 assuming Target payout.

The following table is a summary of performance awards held by our NEOs:

	Options						PRUSs
Name	Granted	Performance Criteria Met Prior to 2021	Performance Criteria met During 2021	Performance Criteria not met (cancelled) prior to 2021	Performance Criteria not met (cancelled) during 2021	Available to be earned in Future Periods	Granted	Performance Criteria met During 2021	Performance Criteria not met (cancelled) during 2021	Available to be earned in Future Periods
Eric D.Hobbs, Ph.D. (1)	1,000,000	83,333	125,000	250,000	208,333	333,334	—	—	—	—
Kurt R. Wood (2)	—	—	—	—	—	—	10,000	2,432	—	7,568
(1) During 2019, we granted Dr. Hobbs 1,000,000 performance-based stock options. The performance criteria relate to nine performance objectives specific to the role of CEO. As of December 31, 2021, two of the nine objectives (related to 2021 subscription revenue and 2020 workflows) were met and four of the nine objectives (related to the Beacon system in 2019 and 2020, 2021 revenue and 2021 workflows) were not achieved by the required performance criteria date and were cancelled.
(2) During 2021, we granted Mr. Wood 10,000 PRSUs. The performance criteria relate to size of new business development and service deals and the Company’s realization of revenue from those business development and service deals. As of December 31, 2021, the performance criteria had been met for 2,432 of the 10,000 PRSUs granted.

Perquisites and Other Benefits

In 2021 we did not provide any perquisites or other benefits to any of our named executive officers.

Health and Welfare Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

–medical, dental and vision benefits;
–medical and dependent care flexible spending accounts;
–short-term and long-term disability insurance; and

–life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Deferred Compensation and Other Retirement Benefits.

We currently maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, up to $19,500 of their eligible compensation on a pre-tax basis through contributions to the 401(k) plan, subject to applicable annual Code limits. All participants’ interests in their deferrals are 100% vested when contributed. The 401(k) Plan permits us to make matching contributions and profit sharing contributions to eligible participants. We have not made any profit sharing contributions to date. Currently, we match 100% of contributions made by participants in the 401(k) plan up to 3% of the employee contributions and 50% of contributions made by participants in the 401(k) plan on the next 2%, and these matching contributions are fully vested as of the date on which the contribution is made. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

Specific Employment and Severance Arrangements

This section contains a description of the material terms of the employment arrangements with our Named Executive Officers. Our executive officers, other than Dr. Kadia, signed offer letters with us, which provides for at-will employment and sets forth other terms of employment, including the initial base salary, target incentive opportunity and the terms of the initial equity grant. In addition, each of our executive officers executed a form of our standard confidential information, invention assignment and arbitration agreement.

Offer Letters

Eric D. Hobbs, Ph.D.

In May 2013, we entered into an offer letter with Dr. Hobbs, under which he was entitled to an annual base salary of $200,000, eligibility to participate in our benefit plans and an option to purchase 75,000 shares of our common stock. For a description of the material terms of this stock option grant, see footnotes 1 and 2 to the outstanding equity awards as of 2021 fiscal year end table.

Kurt R. Wood

In September 2020, we entered into an offer letter with Mr. Wood, under which he was entitled to an annual base salary of $275,000, eligibility to receive an annual bonus, prorated for 2020, equal to 50% of his base salary, eligibility to participate in our benefit plans, an option to purchase 30,000 shares of our common stock and an award of 10,000 restricted stock units and of 55,000 performance-based restricted stock units (of which 10,000 PRSUs were actually granted during 2021). For a description of the material terms of this stock option grant, as well as subsequent stock-based awards, see footnotes 1 and 2 to the outstanding equity awards at 2021 fiscal year end table. Mr. Wood’s offer letter also included severance and change of control provisions providing that if Mr. Wood was terminated not for cause, the Company would provide six (6) months’ base salary and six months of healthcare benefits, as well as a double-trigger change of control provision that, if applicable, would entitle him to nine (9) months base salary, plus full vesting acceleration.

Keith J. Breinlinger, Ph.D.

In February 2013, we entered into an offer letter with Dr. Breinlinger, under which he was entitled to an annual base salary of $200,000, eligibility to participate in our benefit plans and an option to purchase 90,000 shares of our common stock. For a description of the material terms of this stock option grant, see footnotes 1 and 2 to the outstanding equity awards at 2021 fiscal year end table.

Stuart L. Merkadeau

In May 2015, we entered into an offer letter with Mr. Merkadeau, under which he was entitled to an annual base salary of $300,000, eligibility to participate in our benefit plans and an option to purchase 300,000 shares of our common stock. For a description of the material terms of this stock option grant, see footnotes 1 and 2 to the outstanding equity awards at 2021 fiscal year end table.

Matthew W. Rosinack

In February 2016, we entered into an offer letter with Mr. Rosinack, under which he was entitled to an annual base salary of $220,000, eligibility to participate in our benefit plans, $10,000 in the form of a one-time sign-on bonus and an option to purchase 75,000 shares of our common stock. For a description of the material terms of this stock option grant, see footnotes 1 and 2 to the outstanding equity awards at 2021 fiscal year end table.

Change of Control and Severance Agreements

In July 2020, in connection with our initial public offering, we approved the entry into new severance agreements with all of our named executive officers that supersedes and replaces the severance benefits they would otherwise be entitled to receive.

Under these severance agreements with each of our NEOs, if such NEO’s employment with us is terminated without “cause” or such NEO resigns for “good reason” (as each is defined in the severance agreement), the applicable NEO will be entitled to receive: (i) nine months of continued base salary (or 12 months for the CEO) and (ii) payment or reimbursement of the cost of continued healthcare coverage for nine months (or 12 months for the CEO). In lieu of the foregoing benefits, if each NEO’s employment with us is terminated without “cause” or such NEO resigns for “good reason” during the 45 day period prior to, or the 12-month period following a Change in Control (as defined in the 2020 Plan), he will be entitled to receive: (i) 12 months of continued base salary (or 18 months for the CEO), (ii) payment or reimbursement of the cost of continued healthcare coverage for 12 months (or 18 months for the CEO), (iii) an amount equal to 12 months of such NEO’s annual bonus for the year of termination assuming 100% of target performance (or 18 months for the CEO) and (iv) full accelerated vesting of any of his unvested equity awards (except for any performance awards). Notwithstanding the foregoing, with respect to Dr. Hobbs’ performance-based stock option described above, all performance conditions subject to the option will be deemed satisfied at target in addition to the accelerated vesting described above, effective as of the date of the qualifying termination. The foregoing severance benefits are subject to his delivery of an executed release of claims against us and continued compliance with his confidentiality agreement with us.

In November 2021, we entered into a Separation Agreement and General Release with Mr. Merkadeau. Under this agreement, which became effective March 31, 2022, in addition to the above-identified severance benefits, Mr. Merkadeau agreed to act as a consultant to the Company for nine (9) months after his separation from the Company, in consideration for cash compensation commensurate with his current salary and continued vesting of stock options and RSUs.

See "Potential Payments upon Termination or Change in Control" below for amounts that would be paid out at December 31, 2021 as a result of the termination of a NEO or a change in control.

Compensation Tables

Below are several tables setting forth our NEO compensation.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Stock Awards ($)(4)	Non-equity Incentive Plan Compensation ($) (5)	All Other Compensation ($)(9)	Total ($)
Eric D. Hobbs, Ph.D.	2021	557,538	—	2,281,314	768,196	94,600	15,587	3,717,235
Chief Executive Officer	2020	540,025	—	480,579	—	—	—	1,020,604
	2019	513,750	—	6,934,085	—	—	—	7,447,835

Kurt R. Wood	2021	368,750	—	813,655	3,439,105	212,500	8,620	4,842,630
Chief Financial Officer

Shaun M. Holt(6)	2021	188,243	—	—	—	—	250	188,493
Chief Financial Officer (former)

Keith J. Breinlinger, Ph.D.	2021	398,917	—	826,592	268,600	56,100	12,391	1,562,600
Chief Technology Officer	2020	395,904	—	238,151	—	—	—	634,055
	2019	375,000	—	715,694	—	64,453	—	1,155,147

Stuart L. Merkadeau(7)	2021	403,917	—	533,531	268,600	56,700	13,586	1,276,334
General Counsel

Matthew W. Rosinack(8)	2021	208,079	—	480,179	268,600	—	450	957,308
Chief Accounting Officer	2020	286,952	24,400	1,113,374	—	—	—	1,424,726
________________

(1)The 2021 amounts include salary adjustments which are shown in the foregoing table entitled "Base salaries for our named executive officers."
(2)The amount shown for Mr. Rosinack represents a discretionary bonus related to activities to support certain internal finance initiatives.
(3)For the options awards column, amounts shown represents the grant date fair value of stock options granted during fiscal years 2019, 2020 and 2021 as calculated in accordance with ASC Topic 718. These amounts do not correspond to the actual value that may be recognized by the NEO upon exercise of the applicable awards or sale of the underlying shares of stock. For a discussion of valuation assumptions used to determine the grant date fair value of the stock options granted to our NEOs in fiscal year 2021, see Note 11 to our Consolidated Financial Statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2021. The amount included for 2019 for Dr. Hobbs includes an option to purchase 1,000,000 shares for which vesting is earned based on achievement of certain performance goals established for fiscal years 2019 to 2022. The grant date fair value reported assume the probable outcome of the applicable performance-based vesting conditions. The grant date fair value of the performance-based shares subject to the option assuming the highest level of performance conditions will be achieved is $4,070,065.
(4)The grant date fair value for time-based RSUs is measured in accordance with FASB ASC 718 and based on the closing price of Berkeley Lights common stock on the date of grant. Refer also to the table entitled "Grants of Plan-Based Awards."
(5)Represents amounts paid under the Company's 2021 Incentive Compensation Plan ("ICP") as further described under "Executive Compensation—Compensation Discussion and Analysis." Annual cash incentives are based on the performance of predetermined goals for the year and the performance of the individual named executive officer. The threshold, target, and maximum payout amounts for each named executive officer are shown in the table entitled "Grants of Plan-Based Awards."
(6)Mr. Holt departed the Company as Chief Financial Officer effective March 15, 2021.
(7)Mr. Merkadeau departed the Company as General Counsel effective March 31, 2022.
(8)Mr. Rosinack resigned as Senior Vice President and Chief Accounting Officer effective July 1, 2021. Mr. Rosinack continued as an employee of the Company until August 31, 2021.
(9)Amounts represent:(i) Berkeley Lights contributions to Dr. Hobbs account under the 401(k) plan in the amount of $14,987 and term life insurance premiums paid by Berkeley Lights in the amount of $600; (ii) Berkeley Lights contributions to Mr. Wood's account under the 401(k) plan in the amount of $8,120 and term life insurance premiums paid by Berkeley Lights in the amount of $500; (iii) term life insurance premiums paid for Mr. Holt by Berkeley Lights in the amount of $250; (iv) Berkeley Lights contributions to Dr. Breinlinger's account under the 401(k) plan in the amount of $11,791 and term life insurance premiums paid by Berkeley Lights in the amount of $600; (v) Berkeley Lights contributions to Mr. Merkadeau's account under the 401(k) plan in the amount of $12,986 and term life insurance premiums paid by Berkeley Lights in the amount of $600; (vi) term life insurance premiums paid for Mr. Rosinack by Berkeley Lights in the amount of $450.

Grants of Plan-Based Awards
The table below sets forth certain information concerning the grants of equity based awards and the annual performance bonus awards approved and granted to our NEOs under the Incentive Compensation Plan during the year ended December 31, 2021, as described above in —Compensation Discussion and Analysis.

			Estimated Possible Payout Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock & Option Awards ($)
Name	Grant Date		Threshold ($)(1)	Target ($) (1)	Maximum ($) (1)	Threshold ($)	Target ($) (2)	Maximum ($) (2)
Eric D.Hobbs, Ph.D.	7/1/2021		52,500	210,000	315,000	—	—	—	—	—	—	—
	3/4/2021	(3)	—	—	—	—	—	—	—	85,600	53.72	2,281,314
	3/4/2021	(4)	—	—	—	—	—	—	14,300	—	—	768,196

Kurt R. Wood	7/1/2021		53,125	212,500	318,750	—	—	—	—	—	—	—
	1/10/2021	(5)	—	—	—	—	—	—	10,000	—	—	888,500
	3/15/2021		—	—	—	—	—	—	—	30,000	54.26	813,655
	3/15/2021		—	—	—	—	—	—	45,000	—	—	2,441,700
	3/26/2021	(6)	—	—	—	—	10,000	10,000	—	—	—	108,905

Keith J. Breinlinger, Ph.D.	7/1/2021		20,000	80,000	120,000	—	—	—	—	—	—	—
	3/4/2021	(7)	—	—	—	—	—	—	—	31,000	53.72	826,592
	3/4/2021	(8)	—	—	—	—	—	—	5,000	—	—	268,600

Stuart L. Merkadeau	7/1/2021		20,250	81,000	121,500	—	—	—	—	—	—	—
	3/4/2021	(9)	—	—	—	—	—	—	—	20,000	53.72	533,531
	3/4/2021	(10)	—	—	—	—	—	—	5,000	—	—	268,600

Matthew W. Rosinack	3/4/2021	(11)	—	—	—	—	—	—	—	18,000	$53.72	480,179
	3/4/2021	(12)	—	—	—	—	—	—	5,000	—	—	268,600
(1) These amounts represent the potential payout opportunities to the NEOs under the Incentive Compensation Plan. Actual amounts earned by the NEOs are reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2) These amounts represent a performance award granted to Mr. Wood during 2021. See "Outstanding Equity Awards as of December 31, 2021" table above for more information.
(3) At December 31, 2021, 16,050 options had vested.
(4) At December 31, 2021, 2,681 RSUs had vested.
(5) At December 31, 2021, 2,916 RSUs had vested.
(6) At December 31, 2021, 2,182 performance RSUs had vested.
(7) At December 31, 2021, 5,812 options had vested.
(8) At December 31, 2021, 937 RSUs had vested.
(9) At December 31, 2021, 3,750 options had vested.
(10) At December 31, 2021, 937 RSUs had vested.
(11) At December 31, 2021, 1,875 options had vested and 16,125 options had been cancelled.
(12) At December 31, 2021, 625 RSUs had vested and 4,375 RSUs had been cancelled.

Outstanding Equity Awards as of December 31, 2021
The following table lists the outstanding equity awards held by our NEOs as of December 31, 2021:

			Option awards					Stock Awards
Name	Vesting commencement date (1)		Number of securities underlying unexercised options (#) exercisable	Numbers of securities underlying unexercised options (#) unexercisable(a)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market value of Shares or Unites of Stock that Have Not Vested ($)(b)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(d)
Eric D. Hobbs, Ph.D.	1/16/2015	(2)	37,500	—	—	0.64	2/12/2025	—	—	—	—
	3/24/2016	(2)	60,000	—	—	2.26	3/23/2026	—	—	—	—
	8/16/2016	(3)	1,302	—	—	0.64	10/13/2024	—	—	—	—
	4/14/2017	(3)	126,032	—	—	2.54	4/13/2027	—	—	—	—
	11/2/2017	(3)	182,499	—	—	2.10	11/1/2027	—	—	—	—
	2/7/2019	(3)	708,336	291,664	—	6.26	2/6/2029	—	—	—	—
	9/12/2019	(4)	41,669	—	499,997	8.90	9/12/2029	—	—	—	—
	2/6/2020	(3)	45,840	54,160	—	11.06	3/11/2030	—	—	—	—
	3/4/2021	(3)	16,050	69,550	—	53.72	3/1/2031	—	—	—	—
	3/4/2021	(5)	—	—	—	—	—	11,619	211,233	—	—

Kurt R. Wood	10/19/2020	(2)	8,750	21,250	—	82.57	11/10/2030	—	—	—	—
	3/15/2021	(2)	—	30,000	—	54.26	3/14/2031	—	—	—	—
	3/26/2021	(6)	—	—	—	—	—	—	—	7,568	137,586
	10/20/2020	(2)	—	—	—	—	—	7,084	128,787	—	—
	3/15/2021	(7)	—	—	—	—	—	45,000	818,100	—	—

Keith J. Breinlinger, Ph.D.	3/18/2013	(2)	18,000	—	—	0.12	6/16/2023	—	—	—	—
	1/16/2015	(2)	25,000	—	—	0.64	2/12/2025	—	—	—	—
	2/14/2015	(3)(8)	50,000	—	—	0.12	2/26/2024	—	—	—	—
	8/16/2016	(3)	50,000	—	—	0.64	10/13/2024	—	—	—	—
	3/24/2016	(2)	37,500	—	—	2.26	3/23/2026	—	—	—	—
	2/2/2017	(3)	125,000	—	—	2.54	2/1/2027	—	—	—	—
	11/2/2017	(3)	73,000	—	—	2.10	11/1/2027	—	—	—	—
	2/7/2019	(3)	177,085	72,914	—	6.26	2/6/2029	—	—	—	—
	2/1/2020	(3)	22,924	27,076	—	11.06	3/4/2030	—	—	—	—
	3/4/2021	(3)	5,812	25,188	—	53.72	3/1/2031	—	—	—	—
	3/4/2021	(5)	—	—	—	—	—	4,063	73,865	—	—

Stuart L. Merkadeau	3/24/2016	(2)	46,492	—	—	2.26	3/23/2026	—	—	—	—
	11/2/2017	(3)	79,707	—	—	2.10	11/1/2027	—	—	—	—
	2/7/2019	(3)	70,836	29,164	—	6.26	2/6/2029	—	—	—	—
	2/1/2020	(3)	22,924	27,075	—	11.06	3/4/2030	—	—	—	—
	3/4/2021	(3)	3,750	16,250	—	53.72	3/1/2031	—	—	—	—
	3/4/2021	(5)	—	—	—	—	—	4,063	73,865	—	—

(1)The dollar amounts shown in columns (b) and (d) are determined by multiplying the number of shares or units shown in column (a) or (c), as applicable, by $18.18 the closing price of Berkeley Light's common stock on December 31, 2021, the last trading day of Berkeley Light's fiscal year. All of the stock options and RSUs held by each of our NEOs are eligible to receive accelerated vesting, as described above under their severance agreements.
(2)25% of the shares vest on the one year anniversary of the vesting commencement date and vest as to 1/48th of the shares monthly thereafter, such that all awards will be vested on the four year anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.
(3)1/48th of the shares vest on each monthly anniversary of the vesting commencement date, such that all awards will be vested on the four year anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.
(4)The shares become eligible to vest based on achievement of certain performance goals established for fiscal years 2019 to 2022, established and evaluated by our board of directors. Vesting of the applicable number of shares subject to the option will occur in substantially equal installments over a 12-month period upon achievement of the applicable performance goal, subject to Dr. Hobbs’ continued service through the applicable vesting date, and the shares subject to the option are either achieved or not achieved. As of December 31, 2021, two performance criteria had been met, four performance criteria were not achieved and 541,666 such options remained outstanding.
(5)1/16th of the shares vest on each quarterly anniversary of the vesting commencement date, such that all awards will be vested on the four year anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.
(6)The shares become eligible to vest based on achievement of a performance goal established and evaluated by our board of directors. Vesting of the applicable number of shares subject to the option will occur on the 20th day of the second month following the end of the quarter in which the performance target was achieved, subject to Mr. Wood's continued service through the applicable vesting date. The number of shares that vest each quarter is dependent upon hitting certain sales goals and a variable number of shares can vest each quarter. As of December 31, 2021, the performance criteria had been met for 2,432 of 10,000 shares.
(7)25% of the shares vest on the one year anniversary of the vesting commencement date and vest as to 1/12th of the shares quarterly thereafter, such that all awards will be vested on the four year anniversary of the vesting commencement date, subject to the holder continuing to provide services to the Company through such vesting date.
(8)The option is early exercisable in exchange for restricted shares subject to a right of repurchase in favor of the Company.

Option Exercises and Stock Vested

The table below sets forth certain information concerning each exercise of options by, and each vesting of restricted shares or RSUs of, our named executive officers during the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(a)	Value Realized on Exercise ($)(b)(1)	Number of Shares Acquired on Vesting (#) (c)(2)	Value Realized on Vesting ($)(d)(3)
Eric D.Hobbs, Ph.D.	441,467	22,986,440	2,681	89,894
Kurt R. Wood	—	—	5,098	156,276
Shaun M. Holt	482,304	25,821,734	—	—
Keith J. Breinlinger, Ph.D.	104,000	4,339,951	937	31,422
Stuart L. Merkadeau	70,177	3,199,090	937	31,422
Matthew W. Rosinack	86,581	3,177,680	625	24,021
(1) The dollar amount shown in column (b) is determined by multiplying the number of shares that vested by the share closing price of Berkeley Light's common stock on the vesting date less the stock option exercise price.
(2) Includes share withheld in payment of withholding taxes at election of holder.
(3) The dollar amount shown in column (d) is determined by multiplying the number of shares that vested by the share closing price of Berkeley Light's common stock on the vesting date.

Potential Payments upon Termination, Resignation or Change in Control
The table set forth below reflects the potential payments to our NEOs in connection with termination of their employment, resignation of the NEO for good reason or a change in control of us as of December 31, 2021. The "Termination by Company Without Cause" and "Resignation for Good Reason" columns assume that a change in control has not occurred. The "Change in Control" column assumes that a change in control has occurred as of December 31, 2021 and the NEO is terminated by the company without cause or resigns for good reason up to 45 days prior to the change in control through 12 months following a change in control. The actual amounts may be different at the time of termination, resignation or change in control, as the case may be, due to various factors. In addition, we may enter into new arrangements or modify these arrangements from time to time. The amounts in the table for "Options Accelerated" are based on the spread between the base price of the award and the applicable closing market price on December 31, 2021. The amounts for "RSUs Accelerated" are valued using the applicable closing market price on December 31, 2021. On December 31, 2021, the closing market price was $18.18. The amounts under "Benefits" relate to the cost of continued health care coverage (COBRA) benefits. Mr. Holt and Mr. Rosinack are excluded from the table below as they were not employed with the Company at December 31, 2021 and none of the triggering events discussed above occurred in association with their departure.

Name	Type of Payment	Termination by Company Without Cause ($)	Resignation for Good Reason ($)	Change in Control ($)
Eric D.Hobbs, Ph.D.	Severance Payment	560,000	560,000	840,000
	Bonus	—	—	210,000
	Options Accelerated (1)	—	—	8,502,226
	RSUs Accelerated	—	—	211,233
	Benefits	42,000	42,000	63,000
	Total	602,000	602,000	9,826,459

Kurt R. Wood	Severance Payment	318,750	318,750	425,000
	Bonus	—	—	212,500
	Options Accelerated	—	—	—
	RSUs Accelerated	—	—	946,887
	Benefits	31,500	31,500	42,000
	Total	350,250	350,250	1,626,387

Keith J. Breinlinger, Ph.D.	Severance Payment	300,000	300,000	400,000
	Bonus	—	—	80,000
	Options Accelerated	—	—	1,061,916
	RSUs Accelerated			73,865
	Benefits	31,500	31,500	42,000
	Total	331,500	331,500	1,657,781

Stuart L. Merkadeau	Severance Payment	303,750	303,750	405,000
	Bonus	—	—	81,000
	Options Accelerated	—	—	540,409
	RSUs Accelerated	—	—	73,865
	Benefits	31,500	31,500	42,000
	Total	335,250	335,250	1,142,274
(1) Includes the acceleration of 499,997 performance-based options for which the performance criteria had not been met as of December 31, 2021.

Limitation of Liability and Indemnification
Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted under Delaware law, which prohibits our amended and restated certificate of incorporation from limiting the liability of our directors for the following:
•any breach of the director’s duty of loyalty to us or our stockholders;
•acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions; or
•any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that if Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Our amended and restated certificate of incorporation and our amended and restated bylaws also provide that we shall have the power to indemnify our employees and agents to the fullest extent permitted by law. Our amended and restated bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in this capacity, regardless of whether we would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. We have obtained directors’ and officers’ liability insurance.

We have entered into separate indemnification agreements with our directors and executive officers, in addition to indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws.

These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by this person in any action or proceeding arising out of this person’s services as a director or executive officer or at our request. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

The above description of the indemnification provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and our indemnification agreements is not complete and is qualified in its entirety by reference to these documents, each of which is filed as an exhibit to this registration statement to which this prospectus forms a part. The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

COMPENSATION COMMITTEE REPORT

The material in this report is not “soliciting material,” is not be deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing made by Berkeley Lights, Inc. (the “Company”) under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the above “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the board of directors that the section titled “Compensation Discussion and Analysis” be included in this Proxy Statement for the 2022 Annual Meeting.

Respectfully submitted,

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF BERKELEY LIGHTS, INC.

Jessica Hopfield, Chair
Greg Lucier
Elizabeth Nelson

STOCK OWNERSHIP

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022 for:
•each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•each named executive officer;
•each of our current directors; and
•all of our current directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Common stock subject to options or other rights to acquire common stock that are currently exercisable or exercisable within 60 days of March 31, 2022 are deemed to be outstanding and to be beneficially owned by the person holding such options or rights for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The percentage of shares beneficially owned is computed on the basis of 67,820,192 shares of our common stock outstanding as of March 31, 2022. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise noted below, no selling stockholder has had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years. Unless otherwise indicated in the footnotes below, based on the information provided to us by or on behalf of the selling stockholders, no selling stockholder is a broker-dealer or an affiliate of a broker-dealer.
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders.
Unless otherwise indicated, the address for each listed stockholder is: c/o Berkeley Lights, Inc., 5858 Horton Street, Suite 320, Emeryville, California 94608. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock.

	Shares Beneficially Owned
Name and address of beneficial owner	Number	Percent
Directors and Named Executive Officers:
Eric D. Hobbs, Ph.D. (1)	1,589,309	2.3%
Kurt Wood (2)	30,335	*
Keith J. Breinlinger, Ph.D. (3)	671,470	1.0%
Stuart Merkadeau (4)	394,747	*
Matthew W. Rosinack	—	*
Shaun Holt	—	*
Sarah Boyce (5)	96,300	*
Igor Khandros, Ph.D. (6)	8,789,684	13.0%
Michael Moritz (7)	159,997	*
Elizabeth Nelson (8)	163,800	*
James Rothman, Ph.D. (9)	258,520	*
Gregory T. Lucier (10)	168,793	*
John Chiminski (11)	21,266	*
Jessica Hopfield, Ph.D. (12)	82,292	*
Siddhartha Kadia, Ph.D. (13)	1,088	*
All executive officers and directors as a group (16 persons)	12,430,726	17.6%

	Shares Beneficially Owned
Name and address of beneficial owner	Number	Percent
5% Stockholders:
Entities affiliated with Igor Khandros, Ph.D. (14)	8,789,684	13.0%
ARK Investment Management LLC (15)	8,006,435	11.8%
Blackrock Inc. (16)	4,540,485	6.7%
The Vanguard Group (17)	4,435,418	6.5%
________________
*Less than 1%.
(1)Consists of (i) 188,469 shares of common stock directly held by Dr. Hobbs, (ii) 1,356,614 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022 and (iii) 44,226 RSUs held that will vest within 60 days of March 31, 2022. Dr. Hobbs resigned from the Board on March 9, 2022.

(2)Consists of (i) 12,210 shares of common stock directly held by Mr. Wood and (ii) 18,125 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022.

(3)Consists of (i) 35,766 shares of common stock directly held by Dr. Breinlinger, (ii) 620,341 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022 and (iii) 15,363 RSUs held that will vest within 60 days of March 31, 2022.

(4)Consists of (i) 153,019 shares of common stock directly held by Mr. Merkadeau, (ii) 241,416 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022 and (iii) 312 RSUs held that will vest within 60 days of March 31, 2022.

(5)Consists of (i) 94,900 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022 and (ii) 1,400 RSUs that will vest within 60 days of March 31, 2022.

(6)Consists of (i) 8,783,384 shares of common stock directly held by family trusts of which Dr. Khandros is a trustee, (ii) 4,900 shares of common stock that may be acquired pursuant to the exercise of stock options and (iii) 1,400 RSUs that will vest within 60 days of March 31, 2022.

(7)Consists of (i) 153,697 shares of common stock directly held by an estate planning vehicle over which Mr. Moritz exercises investment control, (ii) 4,900 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022 and (iii) 1,400 RSUs that will vest within 60 days of March 31, 2022.

(8)Consists of (i) 55,000 shares of common stock directly held by Ms. Nelson, (ii) 107,400 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022 and (iii) 1,400 RSUs that will vest within 60 days of March 31, 2022.

(9)Consists of (i) 142,845 shares of common stock directly held by Dr. Rothman, (ii) 114,275 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022 and (iii) 1,400 RSUs that will vest within 60 days of March 31, 2022.

(10)Consists of (i) 98,431 shares of common stock directly held by Mr. Lucier, (ii) 64,795 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022 and (iii) 5,567 RSUs that will vest within 60 days of March 31, 2022.

(11)Consists of (i) 18,000 shares of common stock directly held by Mr. Chiminski, (ii) 1,633 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022 and (iii) 1,633 RSUs that will vest within 60 days of March 31, 2022.

(12)Consists of (i) 80,000 shares of common stock directly held by Dr. Hopfield and (ii) 2,292 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022.

(13)Consists of 1,088 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2022.

(14) Consists of (1) 8,783,384 shares of common stock directly held by family trusts of which Dr. Khandros is a trustee, (ii) 4,900 shares of common stock that may be acquired pursuant to the exercise of stock options and (iii) 1,400 RSUs that will vest within 60 days of March 31, 2022.

(15) Consists of 8,006,435 shares of common stock directly held by ARK Investment Management LLC (“ARK”), over which ARK has sole voting and dispositive power, as reported by ARK on a Schedule 13G/A filed with the SEC on February 9, 2022. The principal business address of ARK is 3 East 28th Street, 7th Floor, New York, NY 10016.

(16) Consists of 4,540,485 shares of common stock held by BlackRock, Inc. as reported on a Schedule 13G filed with the SEC on February 4, 2022. BlackRock, Inc. reported sole voting power with respect to 4,415,583 shares of our common stock and sole dispositive power with respect to 4,540,485 shares of our common stock. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(17) Consists of 4,435,418 shares of common stock held by The Vanguard Group – 23-1945930 (“Vanguard”) as reported on a Schedule 13G filed with the SEC on February 9, 2022. Vanguard reported shared voting power of 82,943 shares of common stock, sole dispositive power over 4,334,795 shares of common stock, shared dispositive power over 100,623 shares of common stock. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.

Equity Compensation Plan Information
The following table provides information as of December 31, 2021 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Restricted Stock Units and Rights	Weighted Average Exercise Price of Outstanding Options and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the first Column)
Equity compensation plans approved by security holders
2020 Incentive Award Plan (1)	2,671,186	$41.71	7,655,146
2011 Equity Incentive Plan (2)	4,967,305	$6.30	—
2020 Employee Stock Purchase Plan (3)	—	—	1,094,004
Equity compensation plans not approved by security holders	—	—	—
TOTAL	7,638,491	$15.59	8,749,150
________________
(1)Our board of directors adopted, and our stockholders approved, the 2020 Incentive Award Plan (the “2020 Plan”). The initial number of shares authorized and available for issuance in the connection with grant of future awards was 6,750,000. The number of shares remaining for issuance under the 2020 Plan includes awards granted and outstanding under the 2011 Plan that are forfeited or lapse unexercised after the effective date of the 2020 Plan. In addition, the 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 50,000,000 shares of stock may be issued upon the exercise of incentive stock options.
(2)Following the adoption of the 2020 Incentive Award Plan in July 2020, any awards outstanding under the 2011 Equity Incentive Plan continue to be governed by their existing terms but no further awards may be granted under the 2011 Incentive Award Plan. Stock options forfeited which were issued under the 2011 Plan will automatically add to the 2020 Plan.
(3)Our Employee Stock Purchase Plan ("ESPP") provides that the number of shares under Plan will be increased annually on the first day of each year beginning in 2021 and ending in 2030, equal to the lesser of (i) 1% of the shares of common stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares of common stock as determined by our board of directors; provided, however, no more than 10,000,000 shares of our common stock may be issued under the ESPP. The shares reserved for issuance under the ESPP may be authorized but unissued shares or reacquired shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of each transaction since January 1, 2021 and each currently proposed transaction in which we have been, or are to be, a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.
Advisory Agreement with James Rothman, Ph.D.
In April 2017, we entered into a strategic/scientific advisor consulting agreement with James E. Rothman, Ph.D., a member of our board of directors, pursuant to which Dr. Rothman agreed to provide us with consulting and advisory services relating to, among other things, our research and development activities and commercialization of our platform. In consideration of Dr. Rothman’s services, we agreed to pay Dr. Rothman $250,000 per year, reimburse his out of pocket expenses and grant him an option to purchase 250,000 shares of our common stock. The original term of the agreement was for a period of 36 months. In March 2020, we entered into an amendment to the agreement, pursuant to which we agreed to extend the term of the agreement for an additional 36 months (expiring on April 1, 2023), to pay Dr. Rothman $125,000 per year during the extended term, and to grant Dr. Rothman an option to purchase an additional 157,500 shares of our common stock.
Amended and Restated Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, or the Investors’ Rights Agreement, with certain holders of 5% or more of our capital stock and entities affiliated with certain of our directors, as well as certain of our directors and executive officers. The Investors’ Rights Agreement grants rights to certain holders, including certain registration rights with respect to the registrable securities held by them.
Stock Option Grants to Directors and Executive Officers
We have granted stock options to our directors and executive officers. For more information regarding the stock options and stock awards granted to our directors and NEOs in 2021 see the sections titled “Executive Compensation” and “Director Compensation.”
Limitation of Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation provides that no director would be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law. For more information regarding the limitations of liability and indemnification see the section titled “Limitation of Liability and Indemnification.”
Related Party Transaction Policy
We have adopted a formal written policy that applies to our executive officers, directors, holders of more than five percent of any class of our voting securities and any member of the immediate family of, and any entity affiliated with, any of the foregoing persons. Such persons are not permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.
All of the transactions described in this section occurred prior to the adoption of this policy.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to the “safe harbor” created by those sections and that represent the Company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the Company’s future compensation decisions, organization and performance. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. The Company’s performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the Company with the Securities and Exchange Commission. The forward-looking statements set forth the Company’s beliefs as of the date that such information was first provided, and the Company assumes no duty to update the forward-looking statements contained in this proxy statement to reflect any change except as required by law.

OTHER MATTERS
Delinquent Section 16(A) Reports
Section 16(a) of the Exchange Act requires our directors and officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Directors and officers and holders of 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our directors, officers and beneficial owner of more than ten percent of our common stock, regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2021, other than the following late filings: (i) a form 4 for WIIG Communications Management LLC for a disposition to limited partners or members, (ii) a form 4 filed for Kurt Wood for a grant of restricted stock units and a grant of stock options, (iii) a form 4 for Eric Hobbs for three option exercises, (iv) a form 4 for each of Keith Breinlinger, Matthew Rosinack, and Stuart Merkadeau for one grant of restricted stock units to each, (v) a form 4 for Igor Khandros for the sale of shares pursuant to a Rule 10b5-1 trading plan, (vi) a form 4 for Kurt Wood for the withholding of shares, and (vii) a form 4 for Jessica Hopfield for a grant of restricted stock units and a grant of stock options, which reflected an incorrect amount of stock options and was subsequently amended.
Fiscal Year 2021 Annual Report and SEC Filings
Our financial statements for our fiscal year ended December 31, 2021 are included in our Annual Report on Form 10-K filed with the SEC on February 28, 2022 (File No. 001-39388). This proxy statement and our Annual Report are posted on the Company’s website at https://investors.berkeleylights.com/ in the “Financial Information” section of the Investors webpage and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our Annual Report without charge by sending a written request to Berkeley Lights, Inc., Attn: Secretary, 5858 Horton Street, Suite 320, Emeryville, California 94608.
Company Website
We maintain a website at www.berkeleylights.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

PROPOSALS OF STOCKHOLDERS FOR 2023 ANNUAL MEETING

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for the 2023 Annual Meeting of Stockholders, your proposal must be received by our Secretary at our principal executive offices at 5858 Horton Street, Suite 320, Emeryville, CA 94608, no later than December 16, 2022, and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2023 Annual Meeting of Stockholders, other than proposals pursuant to Rule 14a-8, you must notify us in writing and such notice must be received by us no earlier than January 26, 2023 and no later than February 25, 2023. You must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Secretary at our principal executive offices at 5858 Horton Street, Suite 320, Emeryville, CA 94608, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements of our amended and restated bylaws or other applicable requirements.
Nomination of Director Candidates
You may propose director candidates for consideration by our nominating and corporate governance committee by providing the information required by our amended and restated bylaws. Any such recommendations should include, among other things outlined in our amended and restated bylaws, the nominee’s name and qualifications for membership on our board of directors and should be directed to our Secretary at the address set forth above.
In addition, our amended and restated bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above.
Availability of Bylaws
A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.
Our board of directors does not know of any matter to be brought before the 2022 Annual Meeting other than the matters set forth in the Notice of 2022 Annual Meeting of Stockholders and matters incident to the conduct of the 2022 Annual Meeting. If any other matter should properly come before the 2022 Annual Meeting, the persons named in the enclosed proxy card will have discretionary authority to vote all proxies with respect thereto in accordance with their best judgment. It is important that your shares of common stock be represented at the 2022 Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone, by using the Internet or by mail at your earliest convenience.

By order of the Board of Directors,

Siddhartha Kadia, Ph.D.
Chief Executive Officer and Director
April 15, 2022

BERKELEY LIGHTS, INC.
5858 HORTON ST., UNIT 320
EMERYVILLE, CA 94608

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 25, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BLI2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box below marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 25, 2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D83395-P70195

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BERKELEY LIGHTS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class II Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jessica Hopfield, Ph.D.
02) Igor Khandros, Ph.D.
03) Michael Moritz

The Board of Directors recommends you vote FOR the following proposal:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

NOTE: The proxy is authorized to vote in his discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form of Proxy are available at www.proxyvote.com.

D83396-P70195

BERKELEY LIGHTS, INC.
Annual Meeting of Stockholders
May 26, 2022 1:30 PM PDT
This proxy is solicited by the Board of Directors

The stockholder hereby appoints J. Paul McClaskey as the proxy with the power to appoint his substitute and hereby authorizes him to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of BERKELEY LIGHTS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 1:30 PM PDT on May 26, 2022, live via the Internet at www.virtualshareholdermeeting.com/BLI2022, and any adjournment or postponement thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side